FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172143

May 2, 2012

FREE WRITING PROSPECTUS

COLLATERAL TERM SHEET

COMM 2012-CCRE1

Deutsche Mortgage & Asset Receiving Corporation
Depositor

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. Inc. (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2012-CCRE1 (the “Offering Document”).  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IRS CIRCULAR 230 NOTICE: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.   INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Super Regional Mall
Sponsor:	Pyramid Crossgates Company			Collateral:	Fee Simple
Borrower:	Crossgates Mall General Company			Location:	Albany, NY
	NewCo, LLC			Year Built / Renovated:	1984 / 1994, 1997
Original Balance(1):	$120,000,000			Total Sq. Ft.:	1,696,031
Cut-off Date Balance(1):	$120,000,000			Total Collateral GLA(7):	1,298,620
% by Initial UPB:	-.-%			Property Management:	Pyramid Management Group, LLC
Interest Rate:	5.3980%			Underwritten NOI:	$28,553,638
Payment Date:	6th of each month			Underwritten NCF:	$27,227,197
First Payment Date:	June 6, 2012			Appraised Value:	$470,000,000
Maturity Date:	May 6, 2022			Appraisal Date:	March 8, 2012
Amortization:	360 months
Additional Debt(1):	$180,000,000 Pari Passu Debt			Historical NOI
Call Protection(2)(3):	L(24), D(91), O(5)			TTM NOI:	$27,184,582 (T-12 January 31, 2012)
Lockbox / Cash Management:	Hard / In Place			2011 NOI:	$27,384,447 (December 31, 2011)
				2010 NOI:	$28,385,633 (December 31, 2010)
Reserves(4)				2009 NOI:	$28,402,837 (December 31, 2009)
	Initial		Monthly	2008 NOI:	$32,013,448 (December 31, 2008)
Taxes:	$3,850,000		$550,000	2007 NOI:	$33,087,345 (December 31, 2007)
Insurance:	$0		Springing
Replacement:	$0		$23,661	Historical Occupancy(6)
TI/LC:	$1,863,853		$86,871	Current Occupancy(8):	90.3% (March 26, 2012)
Required Repairs:	$212,000		NAP	2011 Occupancy:	91.4% (December 31, 2011)
				2010 Occupancy:	95.0% (December 31, 2010)
Financial Information(5)				2009 Occupancy:	94.0% (December 31, 2009)
Cut-off Date Balance / Sq. Ft. (6):		$231		2008 Occupancy:	89.0% (December 31, 2008)
Balloon Balance / Sq. Ft. (6):		$192		2007 Occupancy:	94.5% (December 31, 2007)
Cut-off Date LTV:		63.8%		(1)	The Original Balance and Cut-off Date Balance of $120.0 million represent the Note A-2 of a $300.0 million whole loan evidenced by three pari passu notes.
Balloon LTV:		53.2%
Underwritten NOI DSCR:		1.41x		(2)
The Crossgates Mall Loan documents permit the borrower to prepay the entire loan, subject to the payment of a yield maintenance premium, at any time after May 7, 2013 and prior to the first day of the defeasance lockout expiration period, if the borrower elects to sell the Crossgates Mall Property and the proposed buyer (as both purchaser of the property and as a transferee or assignee in connection with the assumption of the Crossgates Mall Loan) is not approved by lender.

Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		9.5%
Underwritten NCF Debt Yield:		9.1%

				(3)
Defeasance of the full $300 million loan is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization deal that includes the Pari Passu Note A-1-A Note and A-1-B, or (ii) April 9, 2015. The lockout period of 24 payments is based on the expected COMM 2012-CCRE1 securitization in May 2012.

				(4)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
				(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date principal balance of $300.0 million.
				(6)	Based on Total Collateral GLA of 1,298,620.
				(7)
Total Collateral GLA excludes a 200,000 sq. ft. box subject to an REA with Macy’s and a 143,676 sq. ft. vacant anchor pad owned by an affiliate of the borrower, neither of which are collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.

				(8)	Current Occupancy is 81.0% based on Total Sq. Ft. of 1,696,031.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Anchor and Major Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.(2)	% of Total Collateral GLA(2)	Lease Expiration	Total Sales (000s)(3)	Sales PSF(3)	Occupancy Cost(3)(4)

Non-Collateral Anchor Tenants
Macy’s (REA)(5)	NR/Baa3/BBB	200,000	NAP	NAP	$25,000	$125	NAP

Collateral Anchors
JCPenney(6)	BB+/NR/BB	179,964	13.9%	3/31/2014	$33,786	$188	3.7%
Regal Crossgates 18	B-/B3/B+	100,000	7.7%	7/31/2022	$9,389	$94	23.3%
Dick’s Sporting Goods	NR/NR/NR	80,000	6.2%	1/31/2025	$20,941	$262	7.0%
Best Buy(5)	BBB-/Baa2/BBB-	50,000	3.9%	1/31/2015	$72,000	$1,440	1.6%
Total Collateral Anchors		409,964	31.6%		$136,115	$332	4.4%

Major Tenants (>10,000 sq. ft.)
Burlington Coat Factory(7)	CC/Caa1/B-	64,582	5.0%	9/30/2014	$5,826	$90	13.6%
Forever 21	NR/NR/NR	62,858	4.8%	1/31/2021	$10,174	$162	11.0%
DSW Shoe Warehouse	NR/NR/NR	20,000	1.5%	1/31/2024	$6,371	$319	9.2%
H&M	NR/NR/NR	19,797	1.5%	1/31/2022	$5,098	$258	9.2%
Old Navy	BBB-/Baa3/BB+	15,500	1.2%	1/31/2020	$6,614	$427	7.2%
Subtotal Major Tenants		182,737	14.1%		$34,084	$187	10.1%
Remaining Majors Tenants		99,898	7.7%		$20,296	$231	11.9%
Total Major Tenants		282,635	21.8%		$54,380	$201	10.8%

In-Line Tenants (<10,000 sq. ft.)		327,236	25.2%		$115,514	$401	14.3%
Apple	NR/NR/NR	6,594	0.5%	7/31/2012	$41,057	$6,226	1.0%
Total In-Line Tenants		333,830	25.7%		$156,571	$532	10.8%

Restaurant / Food Court		43,456	3.3%		$21,825	$526	15.3%
Kiosk / Service Tenants		15,844	1.2%		$7,924	$502	20.6%
Specialty Leasing Tenants		87,326	6.7%		NAP	NAP	NAP
Total Occupied Collateral		1,173,055	90.3%

Vacant		125,565	9.7%
Total Collateral GLA		1,298,620	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Collateral GLA excludes a 200,000 sq. ft. box subject to an REA with Macy’s and a 143,676 sq. ft. vacant anchor pad owned by an affiliate of the borrower, neither of which are collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.

(3)
Total Sales, Sales PSF and Occupancy Cost are for tenants who have reported an entire 12 months of sales in 2011. Approximately 84.7% of total tenants at the Crossgates Mall Property reported 2011 sales, with approximately 82.5% of in-line tenants reporting 2011 sales.

(4)	Occupancy Cost excludes energy and water reimbursement.
(5)	Sales figures for Macy’s and Best Buy are estimates provided by the borrower.
(6)
JCPenney has the right to terminate its lease in September 2013 with 3 months prior notice. JCPenney has been at the Crossgates Mall Property since 1984 and has seven 5-year extension options remaining.

(7)	Burlington Coat Factory has been at the mall since 1999 and exercised its first of 3, 5-year extension options in 2009. Sales have averaged $87 PSF since 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Specialty Leasing(2)	24	87,326	6.7%	87,326	6.7%	$0.00	0.0%	0.0%
2012(3)	15	50,548	3.9%	137,874	10.6%	$33.25	6.3%	6.3%
2013	16	43,431	3.3%	181,305	14.0%	$35.74	5.8%	12.2%
2014	34	324,937	25.0%	506,242	39.0%	$15.43	18.9%	31.0%
2015	17	84,645	6.5%	590,887	45.5%	$32.29	10.3%	41.3%
2016	17	51,378	4.0%	642,265	49.5%	$44.82	8.7%	50.0%
2017	17	65,777	5.1%	708,042	54.5%	$46.90	11.6%	61.6%
2018	11	42,509	3.3%	750,551	57.8%	$31.87	5.1%	66.7%
2019	8	38,472	3.0%	789,023	60.8%	$30.88	4.5%	71.2%
2020	10	39,543	3.0%	828,566	63.8%	$36.12	5.4%	76.5%
2021	3	65,963	5.1%	894,529	68.9%	$6.99	1.7%	78.3%
2022	10	172,054	13.2%	1,066,583	82.1%	$25.37	16.4%	94.7%
Thereafter	5	106,472	8.2%	1,173,055	90.3%	$13.20	5.3%	100.0%
Vacant	NAP	125,565	9.7%	1,298,620	100.0%	NAP	NAP
Total / Wtd. Avg.	187	1,298,620	100.0%			$22.65	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Specialty Leasing represents tenants with short-term licensing agreements of less than a year.
(3)	2012 includes four tenants (18,923 sq. ft.) that converted to month to month after their leases expired.

The Loan. The Crossgates Mall loan (the “Crossgates Mall Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,696,031 square foot Class A, super regional mall located at 1 Crossgates Mall Road in Albany, New York (the “Crossgates Mall Property”) with an original principal trust balance of $120.0 million. The Crossgates Mall Loan of $120.0 million represents the non-controlling Note A-2 of a $300.0 million whole loan that is evidenced by three pari passu notes. Only the $120.0 million non-controlling Note A-2 will be included in the COMM 2012-CCRE1 trust. The remaining notes, Note A-1-A, with an original balance of $130.0 million and held by GACC and Note A-1-B, with an original balance of $50.0 million and held by Ladder Capital Finance LLC, will retain control and are expected to be contributed to a future transaction. The Crossgates Mall Loan has a 10-year term and amortizes on a 30-year schedule. The Crossgates Mall Loan accrues interest at a fixed rate equal to 5.3980% and has a Cut-off Date Balance of $120.0 million. Loan proceeds were used to, among other things, retire existing debt of approximately $181.1 million, giving the borrower a cash out of approximately $110.0 million. Based on the appraised value of $470.0 million as of March 8, 2012, the Cut-off Date LTV is 63.8% and the remaining implied equity is $170.0 million. The most recent prior financing of the Crossgates Mall Property was included in the JPMCC 2006-FL1 transaction.

The relationship between the holders of the Note A-2 and the Notes A-1-A and A-1-B will be governed by a co-lender agreement. See “Description of the Mortgage Pool ― Split Loan Structures ― The Crossgates Mall Loan Combination” and “The Pooling and Servicing Agreement ― Servicing of the Non-Serviced Mortgage Loans ― The Crossgates Mall Mortgage Loan” in the accompanying Free Writing Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$300,000,000	100.0%	Loan Payoff	$181,090,295	60.4%
			Reserves	$5,925,853	2.0%
			Closing Costs	$2,951,751	1.0%
			Return of Equity (1)	$110,032,101	36.7%
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%
(1)	Return of equity includes a reimbursement of approximately $25 million for the repurchase of anchor space and redevelopment of the Dick’s Sporting Goods space.

The Borrower / Sponsor.    The borrower, Crossgates Mall General Company NewCo, LLC, is a special purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is the Pyramid Crossgates Company, a New York general partnership.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Pyramid Crossgates Company is a New York general partnership that is approximately 65.5% owned by Robert J. Congel and Madeira Associates, and approximately 34.5% owned by other individuals and trusts, none of which individually own more than 11% of the partnership. Madeira Associates is a New York general partnership, comprised, in part, of certain Congel family trusts.

The Pyramid Companies have owned and operated shopping malls in the Northeast for over 40 years, with a portfolio consisting of 17 retail properties across New York and Massachusetts producing approximately $4.0 billion in retail sales annually.

The Property.  The Crossgates Mall Property is a three-story, enclosed super regional shopping center located in Albany, New York. Built in 1984, the mall totals 1,696,031 sq. ft., of which 1,298,620 sq. ft. is leasable collateral for the Crossgates Mall Loan. In addition to the 1,298,620 sq. ft. leasable collateral, there is 53,735 sq. ft. of owned collateral on the third level, which is a former movie theater space that has been vacant since 2005 when the previous theater tenant, Hoyt’s, vacated and Regal Crossgates 18 moved to its larger IMAX theater location on the northwest end of the mall.  The 200,000 sq. ft. REA Macy’s anchor space and a 143,676 sq. ft. vacant anchor space, which is owned by an affiliate of the borrower, are both excluded from the collateral. The Crossgates Mall Property is anchored by Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy and a Regal Crossgate 18 IMAX theater with many national retail in-line and junior anchor retailers. The Crossgates Mall Property is 90.3% leased as of March 26, 2012 and has maintained an average occupancy of 92.8% since 2007.

The below chart provides historical sales at the Crossgates Mall Property.

Historical Sales PSF(1)
	2008	2009	2010	2011(2)	2011 National Avg
JCPenney	$200	$188	$189	$188	$145
Dick’s Sporting Goods	NAP	NAP	$266	$262	$188
Best Buy(3)	$1,440	$1,400	$1,440	$1,440	$823

Total In-Line (<10,000 sq. ft,)(4)	$503	$479	$514	$532	NAP
Apple	$3,864	$3,577	$5,334	$6,226	$5,647
Total In-Line (excluding Apple)(4)	$404	$399	$394	$401	NAP
(1)	Historical Sales PSF is based on historical statements provided by the borrower.
(2)	2011 Sales PSF is based on tenants who have reported a full 12 months. Approximately 82.5% of in-line tenants reported 2011 sales.
(3)	Best Buy sales represent estimates provided by the borrower.
(4)	Excludes all major (>10,000 sq. ft.), restaurant and kiosk tenants

Environmental Matters. The Phase I environmental report dated March 14, 2012 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Crossgates Mall Property. An Asbestos O&M Plan dated March 28, 2012 has been prepared.

The Market.     The Crossgates Mall Property is located at the junction of I-90 and I-87 (the New York Thruway).  Located in the area known as the Capital District surrounding Albany, the mall draws visitors from a wide radius including Central New York, the North Country, Western Massachusetts, and the Hudson Valley region. The MSA is defined as Albany, Schenectady, Saratoga, Rensselaer and Schoharie Counties. At 8.1% as of January 2012, the Albany unemployment rate is lower than the national rate due to its large government sector, as the state government is the largest employer of the MSA. Forbes Magazine listed Albany as the fourth-best metro area for jobs, mostly due to the Tech Valley initiative, which has brought in high-tech jobs and investment to the area. The University at Albany’s nanotechnology research center is expanding its space and adding nearly 1,300 research and science positions. The expansion of the university’s nanotech center has attracted high-tech firms and tech projects to the area, including the College of Nanoscale Science and Engineering, located 0.5 miles from the Crossgates Mall Property, Global Foundries, Intel and Vista Technology.

The Crossgates Mall Property is located in the Albany/Schenectady/Troy retail market. Retail vacancy within the market ended the quarter at 5.0%, almost no change from the previous quarter as only two buildings totaling 12,240 square feet were completed during Q4 2011. Over the past four quarters, retail completions totaled 101,799 square feet throughout 12 buildings within the market. Given the limited size of these projects, they are not considered to have a significant impact on the Crossgates Mall Property. The primary trade area has a 2011 population of 879,508, with average household income of approximately $68,899.

The below chart provides a comparison of the Crossgates Mall Property and its competitive set. Colonie Center is the most direct competitor, having been recently renovated, while Latham Circle Mall and Clifton Park Center provide limited competition.  Only Colonie Center shares the direct trade area with the Crossgates Mall Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Competitive Set(1)
Name	Crossgates Mall Property(2)	Colonie Center	Latham Circle Mall	Clifton Park Center	Rotterdam Square Mall
Distance from Property	NAP	2.3 miles	6.3 miles	12.8 miles	11.3 miles
Property Type	Super Regional Mall	Super Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Owner	Pyramid Management Group	Heitman Value Partners	Realty Financial Partners	DCG Development	Macerich
Year Built / Renovated	1984 / 1994, 1997	1966 / 2007	1957 / 1994	1976 / 1994	1990 / 1995
Total Occupancy(2)	81%	70%	40%	91%	84%
Size (Sq. Ft.)	1,696,031	1,292,646	662,948	592,128	579,990
Anchors / Major Tenants	Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy	Boscov’s, Macy’s, Sears	Burlington Coat Factory, JCPenney, Lowes Home Improvement	Boscov’s, JCPenney, Marshalls/Home Goods	Macy’s, Kmart, Sears
(1)	Source: Appraisal
(2)	Total Occupancy and Size (Sq. Ft.) for the Crossgates Mall Property are based on the entire mall square footage of 1,696,031.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 1/31/2012	U/W	U/W PSF
Base Rent(1)	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$26,867,990	$20.69
Value of Vacant Space	0	0	0	0	3,853,187	2.97
Gross Potential Rent	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$30,721,177	$23.66
Total Recoveries	13,140,593	13,158,912	12,961,989	12,928,322	13,474,688	10.38
Total Other Income	2,691,517	3,250,799	3,209,563	3,239,892	3,050,925	2.35
Less: Vacancy(2)	0	0	0	0	(3,853,187)	(2.97)
Effective Gross Income	$42,500,829	$42,744,482	$41,592,688	$41,584,508	$43,393,603	$33.42
Total Operating Expenses	14,097,991	14,358,849	14,208,241	14,399,926	14,839,965	11.43
Net Operating Income	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$28,553,638	$21.99
TI/LC	0	0	0	0	1,042,447	0.80
Capital Expenditures	0	0	0	0	283,995	0.22
Net Cash Flow	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$27,227,197	$20.97

Average Annual Rent PSF(3)	$21.85	$21.35	$21.42

(1)	U/W Base Rent includes $298,097 in contractual step rent through March 2013.
(2)	U/W Vacancy represents 8.2% of gross income.
(3)
Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower and exclude non-collateral anchors as well as the 53,735 sq. ft. held vacant by management.

Property Management. The Crossgates Mall Property is managed by Pyramid Management Group, LLC, a borrower affiliate.

Lockbox / Cash Management. The Crossgates Mall Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Crossgates Mall Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.125x on the last day of the calendar quarter until the debt service coverage ratio is 1.15x or greater for two consecutive calendar quarters. During a cash sweep caused be a low DSCR, if there is no event of default, funds will be disbursed to pay for approved budgeted operating expenses and approved extraordinary expenses after payment of debt service and reserves.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Initial Reserves. At closing, the borrower deposited (i) $3,850,000 into a tax reserve account, (ii) $1,863,853 into the TI/LC reserve account and (iii) $212,000 into a required repair account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $550,000, into a tax reserve account, (ii) 1/12 of the annual insurance premium into an insurance reserve account, however monthly insurance deposits will not be required so long as (a) an acceptable blanket policy is in place and (b) the insurance premiums for the subsequent 12 months have been paid, (iii) $23,661 into a capital expenditure account and (iv) $86,871 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. From and after 90 days from loan closing, the borrower may obtain release of one or more vacant, non-income producing parcels without any required prepayment of the Crossgates Mall Loan, so long as, among other things, the remaining property continues to comply with zoning and applicable legal requirements, the parcel being released is legally subdivided, the borrower continues to be a single purpose entity and such other conditions as more particularly set forth in the loan documents are satisfied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Mortgage Loan Information			Property Information
Loan Seller(1):	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Super Regional Mall
Sponsor:	General Growth Properties, Inc.		Collateral:	Fee Simple
Borrower:	GGP-Grandville, L.L.C.		Location:	Grandville, MI
Original Balance(2):	$56,000,000		Year Built / Renovated:	2000 / NAP
Cut-off Date Balance(2):	$55,312,057		Total Sq. Ft.:	1,271,394
% by Initial UPB:	-.-%		Total Collateral Sq. Ft.:	635,769
Interest Rate:	5.1883333333%		Property Management:	General Growth Properties
Payment Date:	6th of each month		Underwritten NOI:	$17,899,047
First Payment Date:	July 6, 2011		Underwritten NCF:	$17,104,336
Maturity Date:	June 6, 2021		Appraised Value:	$253,000,000
Amortization:	360 months		Appraisal Date:	November 5, 2011
Additional Debt(3):	$100,000,000 Pari Passu Loan,
$13,000,000 Mezzanine Loan;			Historical NOI
Future Mezzanine Debt Permitted			TTM NOI:	$17,765,633 (September 30, 2011)
Call Protection(4):	L(35), D(81), O(4)		2010 NOI:	$16,896,609 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2009 NOI:	$16,854,682 (December 31, 2009)
			2008 NOI:	$18,762,751 (December 31, 2008)
Reserves(5)
Initial		Monthly	Historical Occupancy(6)
Taxes:	$1,643,154	$203,889	Current Occupancy(8):	91.5% (March 31, 2012)
Insurance:	$0	Springing	2011 Occupancy:	93.1% (December 31, 2011)
Replacement:	$0	Springing	2010 Occupancy:	94.2% (December 31, 2010)
TI/LC:	$0	Springing	2009 Occupancy:	93.4% (December 31, 2009)
Unfunded Tenant			2008 Occupancy:	95.5% (December 31, 2008)
Obligations:	$568,868	$0
(1)   The RiverTown Crossings Mall Loan Combination was originated by Column Financial, Inc. on June 1, 2011 and purchased by Cantor Commercial Real Estate Lending, L.P. on October 28, 2011.
(2)   Only the $56,000,000 senior pari-passu A-2 Note portion of the RiverTown Crossings Mall Loan Combination is being contributed to the COMM 2012- CCRE1 transaction. DSCR, Debt Yield, LTV, Cut-off Date Balance per sq. ft. and Balloon Balance per sq. ft. calculations are based on the aggregate Cut-off Date and Balloon principal balances of the senior pari-passu A-1 and A-2 Notes, as applicable.
(3)   Additional Debt balances represent the original balances of the Pari Passu and Mezzanine loans. See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(4)   Defeasance of the full $156 million loan is permitted on the date which is two years after the closing date of the COMM 2012-CCRE1 securitization.
(5)   See “Initial Reserves” herein and “Ongoing Reserves” herein.
(6)   Based on Total Collateral Sq. Ft. of 635,769.
(7)   DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.
(8)   96.5% occupied based on Total Sq. Ft.

Financial Information
	Mortgage Loan(2)	Total Debt(3)
Cut-off Date Balance / Sq. Ft. (6):	$242	$263
Balloon Balance / Sq. Ft. (6):	$205	$222
Cut-off Date LTV:	60.9%	66.0%
Balloon LTV:	51.5%	55.8%
Underwritten NOI DSCR(7):	1.77x	1.55x
Underwritten NCF DSCR(7):	1.69x	1.48x
Underwritten NOI Debt Yield:	11.6%	10.7%
Underwritten NCF Debt Yield:	11.1%	10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Tenant Summary
Tenant Mix	Ratings Fitch/Moody’s/S&P(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)

Non-Collateral Anchors
Macy’s	BBB-/Baa3/BBB	165,754	NAP	NAP	$19,000	$115	NAP
Younkers	B-/Caa2/B-	150,081	NAP	NAP	$22,500	$150	NAP
Sears	CCC/B3/CCC+	124,245	NAP	NAP	$18,500	$149	NAP
J.C. Penney	BB+/NR/BB	105,780	NAP	NAP	$19,000	$180	NAP
Kohl’s	BBB+/Baa1/BBB+	89,765	NAP	NAP	$30,000	$334	NAP
Total Non-Collateral Anchors		635,625			$109,000	$171	NAP

Collateral Anchors
Dick’s Sporting Goods	NR/NR/NR	91,346	14.4%	1/31/2016	$12,400	$136	5.8%
Celebration Cinemas	NR/NR/NR	86,410	13.6%	12/31/2024	$10,224	$511,201	20.5%
Total Collateral Anchors		177,756	28.0%		$22,624	NAP	12.5%

Major Tenants (>10,000 sq. ft.)
Barnes & Noble	NR/NR/NR	25,848	4.1%	1/31/2015	$6,008	$232	7.1%
Old Navy	BBB-/Baa3/BB+	20,097	3.2%	5/31/2016	$7,098	$353	7.6%
FYE	NR/NR/NR	13,347	2.1%	1/31/2014	$1,865	$140	7.2%
Gap/Gapkids	BBB-/Baa3/BB+	11,626	1.8%	10/31/2015	$2,808	$242	15.1%
Ubu Home Furnishings	NR/NR/NR	11,235	1.8%	6/30/2016	$1,360	$121	7.6%
Victoria’s Secret	NR/NR/NR	10,383	1.6%	1/31/2021	$6,469	$623	7.5%
Love Culture	NR/NR/NR	10,164	1.6%	12/31/2020	$3,845	$378	11.5%
Total Major Tenants		102,700	16.2%		$29,452	$287	8.7%

In-line Tenants(3)		295,450	46.5%		$89,893	$448	13.6%
Total Occupied Collateral(4)		575,906	90.6%

Vacant(4)		59,863	9.4%
Total Collateral Sq. Ft.(5)		635,769	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s) and Sales PSF are based on T-12 through February 2012 sales figures for those tenants who report sales.  Dick’s Sporting Goods and the Non-Collateral Anchors’ sales figures shown in the table above are based on 2010 estimates provided by the borrower.  Occupancy Cost is calculated based on U/W Annual Base Rent including any applicable rent steps (through June 1, 2012) and additional percentage rent based on sales breakpoints plus estimated contractual reimbursements divided by sales.

(3)
In-Line Tenants are tenants occupying less than 10,000 sq. ft. and include out-parcel and food court tenants.  Sales PSF and Occupancy Cost reflect comparable tenants only (200,765 sq. ft.). Comparable tenants are tenants that have been in their space for at least one year and report sales.

(4)
Occupancy is based on the underwriting performed in conjunction with CCRE’s purchase of the RiverTown Crossings Mall Loan Combination in October 2011.  As of the March 31, 2012 rent roll, current occupancy is 91.5%.

(5)	Total Collateral Sq. Ft. does not include Non-Collateral Anchor tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,664	0.3%	1,664	0.3%	$42.09	0.4%	0.4%
2012	10	24,034	3.8%	25,698	4.0%	$25.84	3.5%	3.9%
2013	15	31,191	4.9%	56,889	8.9%	$36.50	6.5%	10.4%
2014	5	19,064	3.0%	75,953	11.9%	$25.27	2.7%	13.2%
2015	17	79,959	12.6%	155,912	24.5%	$37.00	16.9%	30.1%
2016	7	135,396	21.3%	291,308	45.8%	$13.14	10.2%	40.2%
2017	9	28,307	4.5%	319,615	50.3%	$49.04	7.9%	48.1%
2018	3	3,698	0.6%	323,313	50.9%	$74.72	1.6%	49.7%
2019	4	17,394	2.7%	340,707	53.6%	$46.18	4.6%	54.3%
2020	27	96,593	15.2%	437,300	68.8%	$39.60	21.8%	76.1%
2021	9	44,605	7.0%	481,905	75.8%	$35.66	9.1%	85.2%
2022	3	7,591	1.2%	489,496	77.0%	$96.95	4.2%	89.4%
Thereafter	1	86,410	13.6%	575,906	90.6%	$21.50	10.6%	100.0%
Vacant	NAP	59,863	9.4%	635,769	100.0%	NAP	NAP
Total / Wtd. Avg.	111	635,769	100.00%			$30.43	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Based on the underwriting performed in conjunction with CCRE’s purchase of the RiverTown Crossings Mall Loan Combination. Current occupancy as of the March 31, 2012 rent roll is 91.5%.

The Loan.  The RiverTown Crossings Mall loan combination (the “RiverTown Crossings Mall Loan Combination”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,271,394 square foot Class-A, super regional mall located at 3700 Rivertown Parkway in Grandville, Michigan (the “RiverTown Crossings Mall Property”) with an original principal balance of $156.0 million.  The RiverTown Crossings Mall Loan Combination is evidenced by two pari-passu notes, one with an original principal balance of $100.0 million (the “A-1 Note”), which note is not included in this securitization, and one with an original principal balance of $56.0 million (the “A-2 Note” or the “RiverTown Crossings Mall Mortgage Loan”).

The RiverTown Crossings Mall Loan Combination has a 10-year term and amortizes on a 30-year schedule. The RiverTown Crossings Mall Loan Combination accrues interest at a fixed rate equal to 5.1883333333% and has a Cut-off Date Balance of approximately $154.1 million. Loan proceeds were used to retire existing debt for approximately $114.0 million and return $52.1 million of equity to the borrower. Based on the appraised value of $253.0 million as of November 5, 2011, the Cut-off Date LTV is 60.9% and the remaining implied equity is $84.0 million. The most recent financing of the RiverTown Crossings Mall Property (other than the transaction that included the A-1 Note) was included in the COMM 2001-J2A transaction.

Only the A-2 Note with an outstanding principal balance as of the Cut-off Date of $55,312,057 is being contributed to the COMM 2012-CCRE1 transaction.  The A-1 Note (the “RiverTown Crossings Mall Companion Loan”) was securitized in CFCRE 2011-C2.  The RiverTown Crossings Mall Mortgage Loan is the non-controlling interest in the RiverTown Crossings Mall Loan Combination and will be serviced pursuant to the Pooling and Servicing Agreement governing the CFCRE 2011-C2 transaction.  The relationship between the holders of the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan will be governed by an intercreditor agreement. See “Description of the Mortgage Pool ― Split Loan Structures ― The RiverTown Crossings Mall Loan Combination” and “The Pooling and Servicing Agreement ― Servicing of the Non-Serviced Mortgage Loans ― The RiverTown Crossings Mall Mortgage Loan” in the accompanying Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A-2 Note)	$56,000,000	33.1%	Loan Payoff	$113,967,960	67.4%
Companion Loan (A-1 Note)	$100,000,000	59.2%	Reserves	$2,212,022	1.3%
Mezzanine Loan	$13,000,000	7.7%	Closing Costs	$750,194	0.4%
			Return of Equity	$52,069,824	30.8%
Total Sources	$169,000,000	100.0%	Total Uses	$169,000,000	100.0%

The Borrower / Sponsor.    The borrower, GGP-Grandville L.L.C. (the “RiverTown Crossings Mall Borrower”), is a single purpose entity structured to be bankruptcy remote with two independent directors in its organizational structure.  The RiverTown Crossings Mall Borrower is wholly owned by GGP Limited Partnership, which is the nonrecourse carveout guarantor (“RiverTown Crossings Mall Guarantor”).  Both the RiverTown Crossings Mall Borrower and RiverTown Crossings Mall Guarantor are affiliates of General Growth Properties, Inc. (“GGP”), the RiverTown Crossings Mall Loan Combination sponsor.

Information from the company’s 10-K dated December 31, 2011 reports that General Growth Properties, Inc. (“GGP”) has approximately $29.5 billion in total assets and approximately $8.6 billion in total equity. GGP is one of the largest shopping center owners in the United States.  As of December 31, 2011, GGP had ownership and management interest in 136 regional and super regional shopping malls totaling approximately 140 million square feet of space in 41 states.  GGP is a publicly-traded real estate investment trust (REIT) listed on the New York Stock Exchange under the symbol “GGP.”  GGP and certain of its domestic subsidiaries had filed for bankruptcy protection under Chapter 11 in the Southern District of New York on April 16, 2009 and emerged from bankruptcy on November 9, 2010.

The Property.  The RiverTown Crossings Mall Property is a two-story super regional mall located in the city of Grandville, which is a suburb of Grand Rapids, Michigan.  The RiverTown Crossings Mall Property is located within ½ mile of Interstate 196, just southwest of Grand Rapids, Michigan.  The RiverTown Crossings Mall Property is also located approximately three miles west of US 131, a major North-South highway servicing the western part of Michigan.  According to the appraiser, the Property’s trade area extends up to a radius of 10 miles containing a 2010 population of approximately 465,000.

The mall was constructed in 2000 and contains a total of 1,271,394 sq. ft. of gross leasable area (“GLA”), of which 635,769 sq. ft. is owned GLA.  The center is anchored by Macy’s, Younkers, Sears, Kohl’s, J.C. Penney, Dick’s Sporting Goods and Celebration Cinemas, and is considered to be the dominant regional mall in the Grand Rapids metropolitan statistical area (“MSA”).  Only two of the anchor tenants, Dick’s Sporting Goods (91,346 sq. ft.) and a 20-screen Celebration Cinemas (86,410 sq. ft.) movie theater, are collateral for the RiverTown Crossings Mall Loan Combination.  In addition to the seven anchors, the RiverTown Crossings Mall Property is occupied by more than 100 tenants, including nationally recognized retailers such as Coach, Banana Republic, Abercrombie & Fitch, Hollister Co., Aeropostale, and Victoria’s Secret.

Based on the rent roll dated March 31, 2012, the RiverTown Crossings Mall is 95.8% occupied based on the total GLA (91.5% occupied based on owned-collateral) and has maintained historical occupancies since 2008 in excess of 96.5% based on total GLA, specifically 97.8% in 2008, 96.7% in 2009, 97.1% in 2010 and 96.5% in 2011.  For the trailing 12-month period ending February 2012, comparable in-line sales (tenants occupying less than 10,000 sq. ft. with full 2010 and 2011 sales) for tenants totaling approximately 200,765 sq. ft. were $89.9 million, or $448 PSF, with a corresponding average occupancy cost of 13.6%.  These sales represented a 2.6% increase over 2010 sales and an 8.2% increase over 2009 sales.  The Celebration Cinemas movie theater features stadium seating and IMAX, and achieved total sales of $10.2 million or $511,201 per screen for the trailing 12-month period ending February 2012.

Historical Sales PSF(1)
	2008	2009	2010	2011
Celebration Cinemas(2)	$392,614	$493,114	$498,560	$499,245
In-Line Tenants(3)	$432	$414	$436	$446
(1)	Sales PSF are based on year-end 2011 sales figures for those tenants who report sales.
(2)	Celebration Cinemas sales figures are on a per screen basis. Celebration Cinemas has 20 screens.
(3)	In-Line Tenants are tenants occupying less than 10,000 sq. ft. and include out-parcel and food court tenants. Sales PSF reflect comparable tenants only (200,765 sq. ft.).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Environmental Matters. The Phase I environmental report dated May 23, 2011 recommended no further action at the RiverTown Crossings Mall Property, other than the continued implementation of an asbestos O&M program already in place.

The Market.  The RiverTown Crossings Mall Property is located in Grandville, Michigan, part of the Grand Rapids MSA and situated approximately 160 miles west of Detroit.  According to the appraiser, the number of households in 2010 within a 5-mile and 10-mile radius of the RiverTown Crossings Mall Property is 51,221 and 173,414, respectively.  Furthermore, the 2010 population within a 5-mile radius and 10-mile radius of the Property is 135,094 and 465,085, respectively.  The entire Grand Rapids MSA has a total population in 2011 of approximately 785,000.  At the end of 2010, the Grand Rapids area had an aggregate retail sales level of approximately $10.94 billion, with average sales per household of approximately $37,720, which is greater than the state of Michigan average sales per household of $33,498 and the national average of $37,205.  Average annual household income in 2010 for the Grand Rapids MSA is estimated to be $63,454 as compared to the State of Michigan average of $64,039 and national average of $71,071.

Grand Rapids’ economic base is more diverse and less vulnerable to the manufacturing industry than Southeast Michigan.  The Grand Rapids healthcare and life sciences industries are expanding.  Michigan State University has committed to move its East Lansing College of Human Medicine to the new $70-million Secchia Center, which is expected to create 2,800 jobs and generate $1.5 billion in economic activity over the next 10 years.  In addition, Grand Rapids is considered the center of the nation’s office-furniture manufacturing industry.

Primary competition for the RiverTown Crossings Mall Property is provided by Woodland Mall, which is located 10 miles from the Property on the opposite side of Grandville.  The appraiser reported sales for the competing center to be approximately $385 PSF or 12.7% below the $441 PSF reported sales at the RiverTown Crossings Mall Property.  Furthermore, the appraiser indicated that 45 retailers have stores located at both Woodland Mall and the RiverTown Crossings Mall Property and of these 45 retailers, 85% have higher sales productivity at the RiverTown Crossings Mall Property.

The following table presents certain information relating to the primary competition for the RiverTown Crossings Mall Property:

Competitive Set(1)
Name	Woodland Mall	Westshore Mall	The Lakes Mall	The Crossroads	Lansing Mall	Meridian Mall
Distance from Subject	10± mi. northeast	18± mi. southwest	40± mi. northwest	55± mi. southeast	60± mi. southeast	65± mi. southeast
Property Type	Super Regional Center	Regional Center	Regional Center	Regional Center	Super Regional Center	Super Regional Center
Year Built / Renovated	1968 / 1989, 2001	1988 / NAP	2001 / NAP	1980 / 2001	1969 / 2002	1969 / 2001
Total GLA (Sq. Ft.)	1,080,000	393,477	590,362	770,539	835,692	975,148
Total Occupancy	92%	66%	85%	94%	83%	96%
Sales PSF	$385	$150	$260	$320	$238	$260
Anchors	JCPenney, Macy’s, Sears, Barnes & Noble, Kohl’s	JCPenney, Younkers, Dunham’s Sports	JCPenney, Sears, Younkers, Dick’s Sporting Goods	JCPenney, Macy’s, Sears	JCPenney, Macy’s, Younkers, Best Buy	Macy’s, JCPenney, Younkers, Dick’s Sporting Goods
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2009	2010	T-12 9/30/2011	U/W(2)	U/W PSF
Base Rent	$17,735,432	$18,337,037	$18,676,773	$19,397,737	$30.51
Value of Vacant Space	0	0	0	1,841,781	2.90
Gross Potential Rent	$17,735,432	$18,337,037	$18,676,773	$21,239,518	$33.41
Total Recoveries	6,459,077	5,627,203	5,865,132	7,570,196	11.91
Total Other Income	823,302	611,152	822,514	678,031	1.07
Credit Loss	(203,281)	(79,891)	(31,108)	0	0.00
Less: Vacancy(3)	0	0	0	(3,517,945)	(5.53)
Effective Gross Income	$24,814,530	$24,495,501	$25,333,311	$25,969,800	$40.85
Total Operating Expenses	7,959,849	7,598,893	7,567,679	8,070,754	12.69
Net Operating Income	$16,854,682	$16,896,609	$17,765,633	$17,899,047	$28.15
TI/LC	0	0	0	635,770	1.00
Capital Expenditures	0	0	0	158,942	0.25
Net Cash Flow	$16,854,682	$16,896,609	$17,765,633	$17,104,336	$26.90

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.
(2)	The U/W cash flow includes (i) contractual rent steps through June 1, 2012 and (ii) specialty leasing income from kiosk/seasonal tenants.
(3)	Vacancy underwritten at 12.2% based on the actual economic vacancy at the property. The property is 91.5% occupied (as of March 31, 2012) based on owned collateral.

Property Management.    The RiverTown Crossings Mall Property is self-managed by the RiverTown Crossings Mall Borrower, which is indirectly majority owned by GGP.

Lockbox / Cash Management.    The RiverTown Crossings Mall Loan Combination is structured with a hard lockbox and in place cash management.  The RiverTown Crossings Mall Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the RiverTown Crossings Mall Loan Combination documents with any excess amounts remaining in this account returned to the RiverTown Crossings Mall Borrower in accordance with the loan documents.

Excess Cash Reserve.  Upon the occurrence of a Trigger Period or Event of Default (as defined in the RiverTown Crossings Mall Loan Combination documents), all excess cash is required to be deposited into an Excess Cash Reserve to be held as additional security for the RiverTown Crossings Mall Loan Combination.  A “Trigger Period” is defined as any period (i) from (A) the conclusion of any test period during which DSCR is less than 1.15x to (B) the conclusion of the second of any two test periods ending in consecutive fiscal quarters thereafter during each of which test period’s DSCR exceeds 1.15x, (ii) during which the financial reports required to be delivered are not delivered to lender as and when required, or (iii) during the occurrence of any Mezzanine Event of Default (as such term is defined in the RiverTown Crossings Mall Loan Combination documents).

Initial Reserves.    At closing, the RiverTown Crossings Mall Borrower deposited (i) $1,643,154 into a tax reserve account and (ii) $568,868 in unfunded obligations for tenant improvements associated with the following tenants: Uccello’s of Grandville ($325,000), Teavana ($121,968) and Love Culture ($121,900).

Ongoing Reserves.    On a monthly basis, the RiverTown Crossings Mall Borrower is currently required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $203,889 into a monthly tax reserve account and (ii) 1/12 of estimated annual insurance premiums, unless the RiverTown Crossings Mall Borrower provides evidence of insurance under a blanket policy satisfying the requirements set forth in the loan documents.  Upon the occurrence and during the continuance of a Trigger Period (as defined below), the RiverTown Crossings Mall Borrower is required to escrow (i) $13,239 per month for replacement reserves (approximately $0.25 PSF per annum) capped at $163,367 and (ii) $52,956 monthly for rollover reserves (approximately $1.00 PSF per annum) capped at $635,469.

Current Mezzanine or Subordinate Indebtedness.    A direct parent of the RiverTown Crossings Mall Borrower has incurred mezzanine debt (the “RiverTown Crossings Mall Mezzanine Loan”) with an outstanding principal balance of $12,840,299 secured by a pledge of direct equity interests in the RiverTown Crossings Mall Borrower.  The RiverTown Crossings Mall Mezzanine Loan carries a

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

9.5% interest rate, amortizes on a 30-year schedule and is coterminous with the RiverTown Crossings Mall Loan Combination.  The RiverTown Crossings Mall Mezzanine Loan is currently held by an affiliate of Redwood Trust, Inc. and is not an asset of the trust.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine financing is permitted, subject to the satisfaction of various conditions including: (i) immediately after giving effect to such mezzanine loan (A) the aggregate LTV shall not exceed 69.55% and (B) the DSCR (calculated on a pro-forma basis giving effect to such mezzanine loan) is at least 1.48x; (ii) receipt of a subordination and intercreditor agreement reasonably acceptable to lender; (iii) such mezzanine loan shall be either coterminous with the RiverTown Crossings Mall Loan Combination or freely pre-payable without premium or penalty from and after a date that occurs prior to the maturity date of the RiverTown Crossings Mall Loan Combination; (iv) if the permitted mezzanine debt bears a floating rate of interest, the mezzanine borrower will be required to acquire and maintain an interest rate cap agreement reasonably satisfactory to lender in a notional amount not less than the outstanding principal balance of such permitted mezzanine debt; and (v) satisfaction of any rating agency conditions.

Partial Release.  The RiverTown Crossings Mall Borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more Acquired Expansion Parcels (as defined in the related loan documents, each a “Release Parcel”) upon satisfaction of specified conditions including the satisfaction of the lender that the Release Parcel is not necessary for the operation or use of the RiverTown Crossings Mall Property and may be readily separated without a material diminution in the value (as reasonably determined and satisfactory to lender) of the remaining property.

Substitution of Collateral. Portions of the RiverTown Crossings Mall Property may be released from the lien of the mortgage and substituted for parcels at or adjacent to the RiverTown Crossings Mall Property upon satisfaction of specified conditions, including evidence that the substitution will not diminish the value of the RiverTown Crossings Mall Property, and evidence that the exchange parcel is not necessary for the operation or use of the Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	David Irmer; T. Lawrence Jett		Collateral:	Fee Simple
Borrower:	Creekside Plaza Partners, LLC		Location:	San Leandro, CA
Original Balance:	$55,000,000		Year Built / Renovated:	2002, 2004, 2010 / NAP
Cut-off Date Balance:	$55,000,000		Total Sq. Ft.:	227,707
% by Initial UPB:	-.-%		Property Management:	Lanikai Management Corp.; The
Interest Rate:	4.9400%			Innisfree Companies, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$6,193,757
First Payment Date:	June 6, 2012		Underwritten NCF:	$5,930,463
Maturity Date:	May 6, 2022		Appraised Value:	$81,330,000
Amortization:	Interest Only for first 60 months; 360		Appraisal Date:	February 29, 2012
	months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(12), YM1(104), O(4)		2011 NOI:	$6,051,828 (December 31, 2011)
Lockbox / Cash Management:	Springing Hard / Springing		2010 NOI:	$5,198,865 (December 31, 2010)
			2009 NOI(4):	$3,624,223 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$70,866	$35,433	Current Occupancy:	100.0% (March 13, 2012)
Insurance:	$22,048	$2,793	2011 Occupancy:	100.0% (December 31, 2011)
Replacement:	$0	$4,750	2010 Occupancy:	100.0% (December 31, 2010)
TI/LC(2):	$750,000	$13,000	2009 Occupancy(4):	100.0% (December 31, 2009)
Kaiser Rollover Reserve:	$600,000	$0	(1) See “Initial Reserves” and “Ongoing Reserves” herein.

(2)   The TI/LC monthly deposit increases from $13,000 to $25,000, subject to deposit cap restrictions, on the earlier of the payment date in January 2017 and the date the balance in such reserve falls below $750,000 (see “Ongoing Reserves” herein).

Financial Information
Cut-off Date Balance / Sq. Ft.:		$242
Balloon Balance / Sq. Ft.:		$223
Cut-off Date LTV:		67.6%	(3) Assumes amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.25x and 2.15x, respectively.
Balloon LTV:		62.3%
Underwritten NOI DSCR(3):		1.76x
Underwritten NCF DSCR(3):		1.69x	(4) 2009 NOI and 2009 Occupancy only include Buildings A and C, as Building B was constructed in 2010.
Underwritten NOI Debt Yield:		11.3%
Underwritten NCF Debt Yield:		10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Regional Center of the East Bay	NR/Baa1/NR	67,186	29.5%	$40.17	34.2%	3/1/2030
Alameda Co. – General Services Agency	AA-/A1/AA	61,082	26.8%	$33.98	26.3%	Various(2)
TriNet Employer Group(3)	NR/NR/NR	48,693	21.4%	$30.57	18.8%	4/14/2017
Kaiser Foundation Health, Inc.(4)	NR/NR/A+	24,715	10.9%	$31.92	10.0%	2/28/2013
Every Child Counts (Alameda County)	AA-/A1/AA	19,101	8.4%	$33.66	8.1%	4/30/2013
Total Major Tenants		220,777	97.0%	$34.85	97.4%
Remaining Tenants		6,930	3.0%	$29.46	2.6%
Total Occupied Collateral		227,707	100.0%	$34.69	100.0%
Vacant		0	0.0%
Total		227,707	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Alameda Co. – General Services Agency has 50,041 square feet expiring in January 2019 and 11,041 square feet expiring in September 2021. In April 2011, the 50,041 sq. ft. lease exercised its first 5-year extension option early, effective for February 2014.

(3)	TriNet Employer Group subleases 9,419 square feet to OSIsoft, LLC through January 31, 2017 at $31.56 PSF.
(4)	Kaiser Foundation Health, Inc. has a lease amendment out for signature with rent of $33.00 PSF gross and a lease maturity of February 2020.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	490	0.2%	490	0.2%	$0.00	0.0%	0.0%
2012	0	0	0.0%	490	0.2%	$0.00	0.0%	0.0%
2013	2	43,816	19.2%	44,306	19.5%	$32.68	18.1%	18.1%
2014	0	0	0.0%	44,306	19.5%	$0.00	0.0%	18.1%
2015	1	2,461	1.1%	46,767	20.5%	$27.00	0.8%	19.0%
2016	0	0	0.0%	46,767	20.5%	$0.00	0.0%	19.0%
2017	1	48,693	21.4%	95,460	41.9%	$30.57	18.8%	37.8%
2018	0	0	0.0%	95,460	41.9%	$0.00	0.0%	37.8%
2019	1	50,041	22.0%	145,501	63.9%	$34.20	21.7%	59.5%
2020	1	3,979	1.7%	149,480	65.6%	$34.61	1.7%	61.2%
2021	1	11,041	4.8%	160,521	70.5%	$33.00	4.6%	65.8%
2022	0	0	0.0%	160,521	70.5%	$0.00	0.0%	65.8%
Thereafter	1	67,186	29.5%	227,707	100.0%	$40.17	34.2%	100.0%
Vacant	NAP	0	0.0%	227,707	100.0%	NAP	NAP
Total / Wtd. Avg.	9	227,707	100.0%			$34.69	100.0%

The Loan.    The Creekside Plaza loan (the “Creekside Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 227,707 square foot Class A, suburban office park located at 1000 and 1100 San Leandro Boulevard and 500 Davis Street in San Leandro, California (the “Creekside Plaza Property”) with an original principal balance of $55.0 million. The Creekside Plaza Loan has a 10-year term and amortizes on a 30-year schedule after a 5-year interest only period. The Creekside Plaza Loan accrues interest at a fixed rate equal to 4.9400% and has a Cut-off Date Balance of $55.0 million. Loan proceeds were used to retire existing debt of approximately $49.3 million, giving the borrower a cash out of approximately $3.6 million after reserves and closing costs. Based on the appraised value of $81.33 million as of February 29, 2012, the Cut-off Date LTV is 67.6% and the remaining implied equity is $26.33 million. The most recent prior financing of the Creekside Plaza Property included the building at 1100 San Leandro Boulevard in CSFB 2004-C4 and 1000 San Leandro Boulevard in the CSFB 2004-C3 transaction.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	100.0%	Loan Payoff	$49,271,714	89.6%
			Reserves	$1,442,914	2.6%
			Closing Costs	$647,625	1.2%
			Return of Equity	$3,637,747	6.6%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Borrower / Sponsor.    The borrower, Creekside Plaza Partners, LLC, is a special purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are David Irmer and T. Lawrence Jett, jointly and severally.

David Irmer has developed condominiums, mixed use, retail, office and single family home projects throughout his fifty year career. Prior to creating The Innisfree Companies in 1970, Mr. Irmer spent 10 years developing residential and commercial projects independently and in a partnership with a commercial development company.  The Innisfree Companies was a wholly-owned subsidiary of Hyatt Corporation, and David Irmer was ultimately involved in the site selections, acquisition negotiations and construction management.  Major projects include Point Tiburon, Brickyard Landing, Sequoia Station, Belmont Village Center, On Broadway, Seastrand, Cypress Point, the Courtyard on Nob Hill and Eagle Point.

T. Lawrence Jett began his career as a commercial loan correspondent, first at W. Ross Campbell and later at Amfac Financial Corporation, placing in excess of $200 million in mortgage financing. In 1972, Mr. Jett founded the Lanikai Management Corporation to develop and manage real estate. Some of the larger developments Mr. Jett has been involved in include a 400-unit multifamily complex in Los Angeles; a 72,000 sq. ft. grocery anchored retail center, a 260 room hotel at Disneyland, a 300 unit multifamily complex in Dallas and a 100,000 sq. ft. business park in Carlsbad, CA.

The Property.  The Creekside Plaza Property consists of 227,707 square feet throughout a three building office park built in phases in 2002, 2004 and 2010 by the Creekside Plaza Loan sponsors.  Building A comprises 96,978 square feet throughout four stories and includes TriNet Employer Group, Kaiser Foundation Health, Inc. and Every Child Counts (Alameda County). Building B comprises 80,688 square feet throughout four stories and includes Regional Center of the East Bay and one of the two Alameda Co. – General Services Agency spaces. Building C comprises 50,041 square feet throughout three stories and its only tenant is the second of two Alameda Co. – General Services Agency spaces. Approximately eight miles south of Oakland, the office complex is the only Class A product in downtown San Leandro. Located across the street from the San Leandro Bay Area Rapid Transit (BART) station, the area includes a common parking lot as well as a parking deck for a total of 717 spaces, or 3.15 spaces per 1,000 square feet.  Approximately $53.9 million ($237 PSF) has been invested into the property, with the majority ($39.4 million or $173 PSF) on hard construction costs.

The property is 100.0% leased to eight tenants as of March 13, 2012 and 77.3% of the net rentable sq. ft. is credit rated.  The top five tenants include the Regional Center of the East Bay, Alameda Co. – General Services Agency, TriNet Employer Group, Kaiser Foundation Health, Inc. and Every Child Counts (Alameda County), which combined account for 97.0% of net rentable square feet.

Environmental Matters. The Phase I environmental report dated March 7, 2012 recommended no further action at the Creekside Plaza Property.

Major Tenants.
Regional Center of the East Bay (67,186 sq. ft., 29.5% of NRA, 34.2% of GPR) The Regional Center of the East Bay (“RCEB”), rated NR/Baa1/NR by Fitch/Moody’s/S&P, signed its current lease in April 2010 and occupies the majority of Building B.  RCEB is a private, non-profit corporation providing services and support to individuals with developmental disabilities. Under contract with the California Department of Developmental Services (“DDS”), RCEB works in partnership with many individuals and other agencies providing a range of services including day programs, supported living and counseling to eligible individuals. DDS is responsible for administering the Lanterman Developmental Disabilities Services Act (the “Lanterman Act”), ensuring that persons with developmental disabilities receive the services and support they require. DDS carries out its responsibilities through 21 Regional Centers and various state-operated facilities. Each Regional Center is a private, non-profit corporation that is funded and individually contracted with the DDS, in accordance with the Lanterman Act.  RCEB is funded by the State of California (rated A-/A1/A- by Fitch/Moody’s/S&P) and services residents in Alameda and Contra Costa Counties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

RCEB has one 10-year renewal option with 12 months prior notice. RCEB also has the option to purchase either the “Upper Condominium” which is defined as their occupied premises within Building B for $32,412,857 (appraised value $27,350,000) or purchase all of Building B for $39,333,350 (appraised value $33,960,000). On or after the 5th anniversary of the lease commencement date (April 2015), the purchase price shall adjust by any increase or decrease in CPI.  In order for RCEB to buy the “Upper Condominium”, a condominium map must be in place and recorded with the city of San Leandro.  If RCEB exercises their option to purchase the Upper Condominium, the entire building B would be released at 120% of the allocated loan amount, or approximately $27,900,000 (see “Partial Release” herein for more information).

Alameda Co. – General Services Agency (61,082 sq. ft., 26.8% of NRA, 26.3% of GPR) Alameda Co. – General Services Agency (“Alameda Co. GSA”), rated AA-/A1/AA by Fitch/Moody’s/S&P, is subject to two leases: (i) 50,041 sq. ft. lease that began in February 2004 for all of Building C and expires in January 2019, and (ii) 11,041 sq. ft. lease that began in September 2011 in Building B and expires in September 2021. Alameda Co. GSA is a county department that provides support services for local government and public agencies in order to better help them serve the public and business community. Support services include technical, building maintenance, construction, childcare planning, real estate, and parking administration, among others. The 50,041 sq. ft. Alameda Co. GSA lease exercised its first 5-year extension option early, renewing in April 2011, effective for February 2014, with one 5-year renewal remaining. The 11,041 sq. ft. lease has two 5-year renewal options remaining with 6 months prior notice.

TriNet Employer Group (48,693 sq. ft., 21.4% of NRA, 18.8% of GPR) TriNet Employer Group (“TriNet”) signed its current lease in April 2002 and has its headquarters on the third and fourth floors of Building A.  TriNet provides human resources outsourcing services to small companies. TriNet helps their clients contain HR costs, minimize employer-related risk, and relieve the administrative burden associated with HR. TriNet has partnered with a variety of HR and employee services companies in order to develop a holistic outsourcing package for their clients. TriNet is owned by General Atlantic, which is a leading global growth equity firm providing capital and strategic support for growth companies. Established in 1980, General Atlantic now manages approximately $17 billion in investment capital. TriNet is in the process of renovating to improve their space on the third and fourth floor for an estimated cost of $1.2 million.  As some of TriNet’s administrative tenants have moved, TriNet is subleasing 9,419 sq. ft. to OSIsoft, LLC for space on the third floor of Building A.  TriNet Employer Group has two 5-year renewal options with 6 months prior notice.

The Market.   The Creekside Plaza Property is located in the San Leandro submarket within the greater East Bay market.  San Leandro is located ten miles south of Downtown Oakland, 15 miles southeast of San Francisco, and 30 miles north of San Jose. The 2011 population within a 3-mile radius of the Creekside Plaza Property was 159,359, with a 2011 average household income of $66,873. According to the appraiser, the Creekside Plaza Property is the only Class A office product in the San Leandro submarket.  As of YE 2011, the greater East Bay Market had approximately 26.0 million square feet of Class A space, with a vacancy rate of 10.8% and average asking rent of $26.66 PSF.  Of the approximate 8.5 million square feet of Class A space in Downtown Oakland, the vacancy rate is 8.8% and average asking rents are $29.50.

Below are rent comparables selected by the appraiser based on their similar quality and similar location adjacent to BART:

Summary of Rental Comparables(1)
Tenant Name	Location	Year Built	Lease Area	Rent PSF(2)	Lease Term
Creekside Plaza Property	San Leandro, CA	2002-2010	227,707	$36.99	Various
Skanska USA	1999 Harrison Street, Oakland, CA	1985	8,964	$32.40	7 yrs
Merrill Lynch	1111 Broadway, Oakland, CA	1990	23,211	$34.08	5 yrs
Continuing Education	2100 Franklin Street, Oakland, CA	2007	34,631	$33.12	10 yrs
Morgan Stanley	1331-1333 N. California Blvd, Walnut Creek, CA	1987	32,945	$36.00	10 yrs
YCMNET Advisors	1244 and 1255 Treat Blvd, Walnut Creek, CA	1999	16,323	$32.40	7 yrs
(1)	Source: Appraisal
(2)	Rent PSF represents gross rent for both the Creekside Plaza Property and comparable tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Cash Flow Analysis.

Cash Flow Analysis
	2009(1)	2010	2011	U/W	U/W PSF
Base Rent(2)	$4,426,359	$6,551,588	$7,489,522	$8,651,404	$37.99
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$4,426,359	$6,551,588	$7,489,522	$8,651,404	$37.99
Total Recoveries	513,366	491,763	503,188	525,000	2.31
Total Other Income	380	8,000	0	0	0.00
Less: Mark to Market(3)	0	0	0	(573,840)	(2.52)
Less: Vacancy(3)	0	0	0	(398,394)	(1.75)
Effective Gross Income	$4,940,105	$7,051,351	$7,992,711	$8,204,170	$36.03
Total Operating Expenses	1,315,882	1,852,486	1,940,882	2,010,413	8.83
Net Operating Income	$3,624,223	$5,198,865	$6,051,828	$6,193,757	$27.20
TI/LC	0	0	0	213,198	0.94
Capital Expenditures	0	0	0	50,096	0.22
Net Cash Flow	$3,624,223	$5,198,865	$6,051,828	$5,930,463	$26.04
(1)	2009 numbers only include financials from Buildings A and C, as Building B was constructed in 2010.
(2)
U/W Base Rent includes $752,407 in contractual rent steps through February 2013, of which $509,745 is a net present value of credit tenant rent bumps taken through the lease term and discounted at a 10% rate.

(3)	U/W Mark to Market represents 6.3% of gross income and U/W Vacancy represents 4.6% of gross income.

Property Management.    The Creekside Plaza Property is managed by Lanikai Management Corp. and The Innisfree Companies, Inc., borrower affiliates.

Lockbox / Cash Management.    The Creekside Plaza Loan is structured with a springing hard lockbox and springing cash management. To the extent (i) DSCR falls below 1.15x on the last day of the calendar quarter and until the DSCR is equal to at least 1.20x on the last day of two consecutive calendar quarters, or (ii) there is an event of default under the loan documents, borrower shall cause all rents and payments to be deposited directly by tenants into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Creekside Plaza Loan documents.

Initial Reserves.    At closing, the borrower deposited (i) $70,866 into a tax reserve account, (ii) $22,048 into an insurance reserve account, (iii) $750,000 into a TI/LC reserve account and (iv) $600,000 into the Kaiser Rollover reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of estimated annual real estate taxes, which currently equates to $35,433 into a monthly tax reserve account, (ii) 1/12 of annual insurance premiums, which currently equates to $2,793 into a monthly insurance reserve account, (iii) $4,750 into a capital expenditure account subject to a cap of $175,000 (iv) $13,000 into a TI/LC reserve account until the balance of the TI/LC reserve account reaches $1,500,000. Beginning on the earlier of (i) the payment date in January 2017 and (ii) the date the balance of the TI/LC reserve account falls below $750,000, the monthly deposit amount to such reserve account will increase to $25,000 subject to a cap of $1,500,000. Beginning in January 2020 the cap amount shall be equal to the lesser of (i) $1,500,000 and (ii) $1,000,000 if the Alameda Co. - GSA space has been fully leased to one or more tenants and all tenant improvements and leasing commissions with respect to such space have been paid in full.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. From and after June 6, 2013, borrower shall have the right to a partial release of the Building B at the Creekside Plaza Property provided, among others, the following: (i) the DSCR after the release is no less than 1.45x, (ii) the LTV for the remaining property is no greater than 125%, (iii) Regional Center of the East Bay (RCEB) exercises its right to purchase Building B, (iv) the borrower pays a partial release payment equal to (a) if there is no event of default at the time of release, 120% of the allocated loan amount for the release parcel (allocated at $23,250,000), or (b) if there is an event of default at the time of release, the greater of (x) 120% of the allocated loan amount or (y) the net proceeds from the sale of the release parcel.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office / Data Center
Sponsor:	Pinchos D. Shemano		Collateral:	Fee Simple
Borrower:	Hamilton 9999 Associates L.P.		Location:	Breinigsville, PA
Original Balance:	$45,000,000		Year Built / Renovated:	1987 / 2010
Cut-off Date Balance:	$44,956,137		Total Sq. Ft.:	510,638
% by Initial UPB:	-.-%		Property Management:	David Stern Management Corp.
Interest Rate:	6.1100%		Underwritten NOI:	$5,973,601
Payment Date:	6th of each month		Underwritten NCF:	$5,465,590
First Payment Date:	May 6, 2012		Appraised Value(3):	$66,750,000
Maturity Date:	April 6, 2017		Appraisal Date:	November 15, 2011
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted		Historical NOI
Call Protection:	L(25), D(31), O(4)		TTM NOI:	$4,464,691 (T-12 August 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$4,494,590 (December 31, 2010)
			2009 NOI:	$3,146,998 (December 31, 2009)
Reserves(2)			2008 NOI:	$1,666,832 (December 31, 2008)
	Initial	Monthly
Taxes:	$307,375	$35,036	Historical Occupancy
Insurance:	$14,767	$14,767	Current Occupancy:	84.1% (March 29, 2012)
Replacement:	$0	$10,638	2010 Occupancy:	74.0% (December 31, 2010)
TI/LC:	$3,200,000	Springing	2009 Occupancy:	74.0% (December 31, 2009)
Required Repairs:	$70,625	NAP	2008 Occupancy:	74.0% (December 31, 2008)
Buckeye Sweep Funds:	$0	Springing	(1) See “Future Mezzanine or Subordinate Indebtedness” herein.
			(2) See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information			(3) The appraised value includes excess land value of $3.75 million.
Cut-off Date Balance / Sq. Ft.:		$88
Balloon Balance / Sq. Ft.:		$83
Cut-off Date LTV:		67.4%
Balloon LTV:		63.2%
Underwritten NOI DSCR:		1.82x
Underwritten NCF DSCR:		1.67x
Underwritten NOI Debt Yield:		13.3%
Underwritten NCF Debt Yield:		12.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Tenant Summary
Tenant	Tenant Type	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Data Based Systems International	Data Center	NR/NR/NR	122,337	24.0%	$25.56	45.3%	3/31/2018
CyOptic	Lab/Office	NR/NR/NR	117,379	23.0%	$11.55	19.6%	Various (2)
Buckeye Partners	Office	NR/Baa3/BBB	79,795	15.6%	$13.77	15.9%	10/31/2021(3)
Triton Services	Lab	NR/NR/NR	42,811	8.4%	$12.50	7.7%	3/31/2021
Aesculap Implant System	Lab	NR/NR/NR	31,318	6.1%	$11.00	5.0%	7/31/2021
Total Major Tenants			393,640	77.1%	$16.41	93.5%
Non-Major Tenants	Office		35,730	7.0%	$12.52	6.5%
Total Occupied Collateral			429,370	84.1%	$16.09	100.0%
Vacant			81,268	15.9%
Total			510,638	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	CyOptic has 14,379 sq. ft. that expires July 31, 2014 and 103,000 sq. ft. that expires October 31, 2017.
(3)	The Buckeye Partners lease has a termination option in October 2016 with one year’s notice and a termination fee of $250,000.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	3	2,453	0.5%	2,453	0.5%	$10.76	0.4%	0.4%
2013	2	436	0.1%	2,889	0.6%	$4.68	0.0%	0.4%
2014	2	19,441	3.8%	22,330	4.4%	$15.41	4.3%	4.7%
2015	2	5,318	1.0%	27,648	5.4%	$18.83	1.4%	6.2%
2016	0	0	0.0%	27,648	5.4%	$0.00	0.0%	6.2%
2017	3	110,074	21.6%	137,722	27.0%	$11.28	18.0%	24.2%
2018	1	122,337	24.0%	260,059	50.9%	$25.56	45.3%	69.4%
2019	1	5,076	1.0%	265,135	51.9%	$7.83	0.6%	70.0%
2020	1	9,311	1.8%	274,446	53.7%	$10.08	1.4%	71.4%
2021	3	153,924	30.1%	428,370	83.9%	$12.85	28.6%	100.0%
2022	0	0	0.0%	428,370	83.9%	$0.00	0.0%	100.0%
Thereafter	1	1,000	0.2%	429,370	84.1%	$0.00	0.0%	100.0%
Vacant	NAP	81,268	15.9%	510,638	100.0%	NAP	NAP
Total / Wtd. Avg.	19	510,638	100.0%			$16.09	100.0%

The Loan.    The Tek Park Business Center loan (the “Tek Park Business Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 510,638 square foot office/data center located at 9999 Hamilton Boulevard in Breinigsville, Pennsylvania (the “Tek Park Business Center Property”) with an original principal balance of $45.0 million. The Tek Park Business Center Loan has a 5-year term and amortizes on a 30-year schedule. The Tek Park Business Center Loan accrues interest at a fixed rate equal to 6.1100% and has a Cut-off Date Balance of approximately $45.0 million. Loan proceeds along with approximately $16.6 million of equity from the borrower were used to acquire the property for approximately $57.0 million. Based on the appraised value of $66.75 million as of November 15, 2011, the Cut-off Date LTV is 67.4%. The most recent prior financing of the Tek Park Business Center Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,000,000	73.0%	Purchase Price	$57,000,000	92.5%
Sponsor Equity	$16,608,272	27.0%	Reserves	$3,592,767	5.8%
			Closing Costs	$1,015,505	1.6%
Total Sources	$61,608,272	100.0%	Total Uses	$61,608,272	100.0%

The Borrower / Sponsor.    The borrower, Hamilton 9999 Associates L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Pinchos D. Shemano.

Pinchos D. Shemano is the owner and President of David Stern Management. Together with his partners, Mr. Shemano controls and manages approximately 1,000 residential apartments and approximately 3 million square feet of commercial space nationwide. Over the course of the last 10 years, Mr. Shemano has purchased and sold over $800 million in real estate assets.

The Property. Tek Park Business Center Property is a nine-building campus comprising 510,638 square feet located in Breinigsville, Pennsylvania, within the Philadelphia MSA. The Tek Park Business Center Property features 199,769 square feet of office space (39.1% of NRA, 22.9% of GPR, 59.3% leased), 188,532 square feet of lab space (36.9% of NRA, 31.9% of GPR, 100.0% leased) and 122,337 square feet of data center space (24.0% of NRA, 45.3% of GPR, 100.0% leased).  The Tek Park Business Center Property offers many amenities, including an on-site helipad, conference center, on-site 24 hour maintenance, on-site daycare, a full-service cafeteria and fitness and recreation options.

The Tek Park Business Center Property was originally developed as a build-to-suit space in 1987 by AT&T as a Bell Labs’ Solid State Technology Center. In 2005, the MRA Group acquired the Tek Park Business Center Property and converted it to its current use as a multitenant technology park, spending approximately $18.9 million on tenant spaces and capital improvements. The sponsor acquired the Tek Park Business Center Property from an MRA Group affiliate for $57.0 million. Since its development and expansion, over $280 million has been invested into the Tek Park Business Center Property.

Environmental Matters. The Phase I environmental report dated August 26, 2011 revealed no evidence of recognized environmental conditions, but recommended repair and routine maintenance of a hydraulic line in building 1 and routine maintenance of water damage in building 2.

Major Tenants.

Data Based Systems International (122,337 sq. ft., 24.0% of NRA, 45.4% of GPR) Data Based Systems International (“DBSI”) offers infrastructure and technology services, focusing on disaster recovery, managed hosting, and data center services. DBSI signed a ten year lease in 2008 for all of building 4. DBSI is considered to be a Tier III Data Center and Tier IV capable, and has invested $8.0 million ($65 PSF) in capital improvements. DBSI has two 10-year renewal options.

CyOptic (117,379 sq. ft., 23.0% of NRA, 19.6% of GPR) CyOptic designs, develops and markets a full line of optical chips and components for integration into communications systems. They also provide complete contract design, foundry and packaging services. CyOptic is a spinoff of TriQuint Semiconductor, a former owner of the Tek Park Business Center Property, which afforded it the opportunity to inherit its space at no cost. CyOptic leases all of building 2 and portions of buildings 1 and 3. In 2005, CyOptic signed a lease for office and laboratory spaces previously occupied by TriQuint Semiconductor, expanding from its original 70,000 square feet to its current 117,379 square foot space. CyOptic has two 5-year renewal options.

Buckeye Partners (79,795 sq. ft., 15.6% of NRA, 15.9% of GPR) Buckeye Partners (NYSE: BPL) is headquartered at the Tek Park Business Center Property and is one of the primary distributors of petroleum in the northeastern and mid-western portions of the United States. With approximately 600 employees, Buckeye Partners manages over 5,400 miles of petroleum pipeline distribution in the area. Buckeye Partners signed a fifteen year lease in 2006 for 79,795 square feet in Building 5. Buckeye Partners spent $1.4 million on its space ($17.54 PSF), and MRA Group spent an additional $3.2 million ($40.10 PSF) on the Buckeye Partners space. Buckeye Partners has the option to terminate its lease on October 15, 2016 with one year’s notice and payment of a $250,000 termination fee. There is also a cash flow sweep associated with Buckeye Partners’ termination option (see “Lockbox/Cash Management” for additional information). In addition, Buckeye Partners has two 5-year renewal options.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

The Market.

Office Market. The Tek Park Business Center Property features 199,769 square feet of office space in buildings 1, 5 and 10. The Tek Park Business Center Property is located within the Lehigh and Northampton County office submarket, commonly known as the Lehigh Valley market. The submarket comprised approximately 23.6 million square feet of office space, with no new projects under construction. Overall absorption in the submarket in Q1 2012 was just over 47,000 square feet. As of Q1 2012, the Lehigh/Northampton submarket had an overall vacancy rate of 9.8%. Average rent for all classes in Lehigh Valley was $20.45 PSF, with Class A space at $21.48 PSF, both below the CBD average of $24.64 PSF for all classes and $25.92 PSF for Class A space.

Laboratory/R&D Market. The Tek Park Business Center Property features 188,532 square feet of lab space in buildings 2, 3 and 8. According to the appraiser, the Philadelphia market contains approximately 808,000 square feet of laboratory space within 15 buildings. This level of inventory has remained unchanged over the preceding four-year period and there have been no significant additions to the market over this same time frame. Vacancy rates have fluctuated over the preceding four years, extending from a low of 13.1% in Q3 2008 to a high of 23.2%, as of Q3 2011. The total reported average asking rental rate for laboratory space as of Q3 2011 is $16.80 PSF on a net basis.

Philadelphia Laboratory Market(1)
Period	# Bldgs	Total SF	Vacant Sq. Ft.	Vacant %	Occupied Sq. Ft.	Annual Net Absorption	Annual Gross Absorption	Total Leased SF	SF Delivered	SF Under Construction	Total Average Rate (NNN)
2011 3Q	15	808,054	187,330	23.2%	620,724	(40,165)	28,035	64,853	0	0	$16.80
2010 3Q	15	808,054	147,165	18.2%	660,889	21,508	59,087	162,587	0	0	$21.70
2009 3Q	15	808,054	168,673	20.9%	639,381	(62,623)	19,328	21,928	0	0	$22.50
2008 3Q	15	808,054	106,050	13.1%	702,004	78,780	100,039	42,460	0	0	$23.27
2007 3Q	15	808,054	184,830	22.9%	623,224	212,085	241,631	127,374	0	0	$16.74
(1)	Source: Appraisal

Data Center Market.  Tek Park Business Center features 122,337 square feet of warm-shell data center space occupied by DBSI in building 4. The appraiser identified 14 comparable warm-shell data center spaces, ranging from approximately 42,000 to 710,000 square feet of rentable space. Rental rates for warm-shell deliveries range from $24.00 to $42.00 PSF NNN. The rental rates achieved for these warm-shell deliveries were signed before the economic recession in 2008. With no new construction over the past couple of years, the market has been supply constrained. The most recent lease was signed in May 2011 for 27,130 square feet at $36.00 PSF NNN. The appraiser determined warm shell market rent of $24.96 PSF NNN.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 8/31/2011	U/W	U/W PSF
Base Rent	$4,156,094	$5,252,254	$5,745,347	$6,890,833	$13.49
Value of Vacant Space	0	0	0	1,639,761	3.21
Gross Potential Rent	$4,156,094	$5,252,254	$5,745,347	$8,530,594	$16.71
Total Recoveries	1,854,532	1,928,661	1,554,391	2,204,831	4.32
Total Other Income	19,207	14,425	15,100	31,415	0.06
Less: Vacancy(1)	0	0	0	(1,639,761)	(3.21)
Effective Gross Income	$6,029,833	$7,195,340	$7,314,838	$9,127,079	$17.87
Total Operating Expenses	2,882,835	2,700,750	2,850,147	3,153,478	6.18
Net Operating Income	$3,146,998	$4,494,590	$4,464,691	$5,973,601	$11.70
TI/LC	0	0	0	380,356	0.74
Capital Expenditures	0	0	0	127,660	0.25
Net Cash Flow	$3,146,998	$4,494,590	$4,464,691	$5,465,590	$10.70

(1)	Underwritten vacancy of 15.2% of gross income.

Property Management. The Tek Park Business Center Property is managed by David Stern Management Corp., a borrower affiliate.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Lockbox / Cash Management.    The Tek Park Business Center Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Tek Park Business Center Loan documents. Additionally, all excess cash will be disbursed to the borrower unless (i) the DSCR on the last day of the quarter falls below 1.20x, (ii) there is an event of default under the loan documents, (iii) a Buckeye Sweep Period (see below for additional information), or (iv) any mezzanine loan is outstanding.

Buckeye Sweep Period. A cash flow sweep will begin upon the earlier of (i) the date that Buckeye Partners notifies borrower of its intention to terminate its lease and (ii) October 15, 2015. All excess cash flow will be swept to a special rollover reserve to be used to fund qualified tenant improvement costs related to the rollover of the Buckeye Partners lease space. The cash flow sweep shall end on the date on which the balance in the TI/LC reserve is at least $3,200,000 and either (a) the space has been leased to one or more tenants or (b) underwritten net cash flow is at least $5,465,590 as determined by lender in its sole discretion.

Initial Reserves.    At closing, the borrower deposited (i) $307,375 into a tax reserve account, (ii) $14,767 into an insurance reserve account, (iii) $3,200,000 into the TI/LC reserve account and (iv) $70,625 into a required repairs reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $35,036, into a monthly tax reserve account, (ii) 1/12 of the annual insurance premium, which currently equates to $14,767, into a monthly insurance reserve account, and (iii) $10,638 into a capital expenditure account. At any time the TI/LC reserve falls below $1,500,000 the borrower will be required to make monthly deposits of $42,553 ($1.00 PSF annually). Upon the occurrence of a Buckeye Sweep Period, excess cash will be swept into a special rollover reserve, as described above.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. The sponsor shall be permitted to incur mezzanine debt secured by equity interests in the borrower, provided, among other things set forth in the loan documents, (i) combined LTV shall not be above 78%, (ii) combined DSCR of no less than 1.35x and (iii) combined debt yield of no less than 10.5%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Anchored Retail
Sponsor:	Inland Real Estate Corporation		Collateral:	Fee Simple
Borrower:	Inland Westgate, L.L.C.		Location(3):	Rocky River, OH
Original Balance:	$40,372,750		Year Built / Renovated:	2007-2011 / NAP
Cut-off Date Balance:	$40,372,750		Total Sq. Ft.:	597,497
% by Initial UPB:	-.-%		Total Collateral Sq. Ft.(4):	470,655
Interest Rate:	4.9355%		Property Management:	Inland Commercial Property
Payment Date:	11th of each month			Management, Inc.
First Payment Date:	April 11, 2012		Underwritten NOI:	$4,494,043
Maturity Date:	March 11, 2022		Underwritten NCF:	$4,243,572
Amortization:	Interest Only		Appraised Value:	$74,400,000
Additional Debt:	None		Appraisal Date:	January 12, 2012
Call Protection:	L(24), YM1(92), O(4)
Lockbox / Cash Management:	Springing Hard / Springing		Historical NOI
			TTM NOI:	$5,578,281 (T-12 November 30, 2011)
Reserves(1)			2010 NOI:	$5,348,988 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$4,518,304 (December 31, 2009)
Taxes:	$0	Springing	2008 NOI:	$3,111,287 (December 31, 2008)
Insurance:	$0	Springing
Replacement:	$0	Springing	Historical Occupancy(2)
Kohl’s Rollover:	$0	Springing	Current Occupancy(5):	91.7% (January 31, 2012)
Marshalls Rollover:	$0	Springing	2011 Occupancy:	93.0% (December 31, 2011)
Special Cash Trap Rollover:	$0	Springing	2010 Occupancy:	92.4% (December 31, 2010)
			2009 Occupancy:	NAV
Financial Information			(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date Balance / Sq. Ft.(2):		$86	(2) Based on Total Collateral Sq. Ft. of 470,655.
Balloon Balance / Sq. Ft.(2):		$86	(3) The property is located in two municipalities: Fairview Park and Rocky River, Ohio.
Cut-off Date LTV:		54.3%	(4) Excludes Target (126,842 sq. ft.), which is a non-owned shadow anchor.
Balloon LTV:		54.3%	(5) 93.4% occupied based on Total Sq. Ft.
Underwritten NOI DSCR:		2.22x
Underwritten NCF DSCR:		2.10x
Underwritten NOI Debt Yield:		11.1%
Underwritten NCF Debt Yield:		10.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

Tenant Summary
Tenant Mix	Ratings Fitch/Moody’s/S&P(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)
Non-Collateral Anchor
Target	A-/A2/A+	126,842	NAP	NAP	NAP	NAP	NAP

Collateral Anchor Tenants(3)
Lowe’s	NR/A3/A-	119,701	25.4%	6/20/2026	NAP	NAP	NAP
Kohl’s	BBB+/Baa1/BBB+	94,500	20.1%	4/30/2016	$20,810	$220	3.8%
Total Collateral Anchor Tenants		214,201	45.5%		$20,810	$220	3.8%

Major Tenants (> 10,000 sq. ft.)
Marshalls	NR/A3/A	30,000	6.4%	9/30/2017	$7,502	$250	7.7%
Earth Fare(4)	NR/NR/NR	27,246	5.8%	12/31/2026	$15,161	$556	2.2%
Petco	NR/Caa1/B	20,248	4.3%	10/31/2017	NAP	NAP	NAP
Books-A-Million	NR/NR/NR	15,500	3.3%	1/31/2020	$1,674	$108	8.0%
Total Major Tenants		92,994	19.8%		$24,337	$335	4.3%

Remaining Tenants
In-line (5,000-10,000 sq. ft.)		37,511	8.0%		$4,669	$233	12.2%
In-line (<5,000 sq. ft.)		72,187	15.3%		$8,809	$240	13.1%
Outparcels		14,624	3.1%		$5,918	$569	4.4%
Total Remaining Tenants		124,322	26.4%		$19,396	$289	10.2%

Total Occupied Collateral		431,517	91.7%

Vacant		39,138	8.3%
Total Collateral Sq. Ft.		470,655	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of December 31, 2011 and only include tenants who report sales.  In-line and Outparcel tenant sales and occupancy cost shown above only include tenants who have been in occupancy and reporting sales since January 1, 2009.

(3)	Lowe’s and Kohl’s both own their own stores and pay ground rent to the borrower. The lease expiration date refers to the ground lease expiration date.
(4)	Earth Fare took occupancy in December 2011. The sales and occupancy cost shown above represent trailing-3 month sales as of February 29, 2012 annualized.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	6	20,832	4.4%	20,832	4.4%	$23.80	9.6%	9.6%
2013	7	11,143	2.4%	31,975	6.8%	$23.15	5.0%	14.6%
2014	2	3,112	0.7%	35,087	7.5%	$15.45	0.9%	15.6%
2015	5	17,918	3.8%	53,005	11.3%	$17.95	6.2%	21.8%
2016	3	97,737	20.8%	150,742	32.0%	$4.53	8.6%	30.4%
2017	5	66,709	14.2%	217,451	46.2%	$17.78	23.0%	53.4%
2018	9	32,565	6.9%	250,016	53.1%	$19.55	12.4%	65.8%
2019	1	4,430	0.9%	254,446	54.1%	$22.00	1.9%	67.6%
2020	2	20,900	4.4%	275,346	58.5%	$4.33	1.8%	69.4%
2021	1	4,997	1.1%	280,343	59.6%	$20.01	1.9%	71.3%
2022	0	0	0.0%	280,343	59.6%	$0.00	0.0%	71.3%
Thereafter	4	151,174	32.1%	431,517	91.7%	$9.77	28.7%	100.0%
Vacant	NAP	39,138	8.3%	470,655	100.0%	NAP	NAP
Total / Wtd. Avg.(2)	45	470,655	100.0%			$11.94	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Total/Wtd. Avg. excludes the non-owned shadow anchor Target.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

The Loan.  The Westgate Shopping Center loan (the “Westgate Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 470,655 square foot Class-A, Lowe’s and Kohl’s anchored and Target shadow anchored retail center located at the southeast corner of the intersection of Center Ridge Road and West 210th Street in the suburban Cleveland communities of Rocky River and Fairview Park, Ohio (the “Westgate Property”) with an original principal balance of $40,372,750.  The Westgate Loan has a 10-year term and interest only payments for the term of the loan.  The Westgate Loan accrues interest at a fixed rate equal to 4.9355% and has a Cut-off Date Balance of $40,372,750.  Loan proceeds along with $33.5 million of equity from the borrower were used to acquire the property for approximately $73.4 million.  Based on the appraised value of $74.4 million as of January 12, 2012, the Cut-off Date LTV is 54.3%.  The most recent prior financing of the Westgate Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,372,750	54.7%	Purchase Price	$73,405,000	99.4%
Sponsor Equity	$33,443,343	45.3%	Closing Costs	$411,093	0.6%
Total Sources	$73,816,093	100.0%	Total Uses	$73,816,093	100.0%

The Borrower / Sponsor.  The borrower, Inland Westgate L.L.C., is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Inland Real Estate Corporation, a publicly traded self-administered and self-managed real estate investment trust formed in 1994.  Inland Real Estate Corporation currently owns and manages 146 properties containing 14 million square feet of space nationwide.

The borrower is an affiliate of the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to the free writing prospectus as Stone Creek Towne Center, which mortgage loan has a cut-off date principal balance of $19,800,000.

The Property.  The Westgate Property is an anchored community retail center totaling 597,497 square feet, of which 470,655 square feet is collateral for the Westgate Property Loan.  Located on the border of Rocky River and Fairview Park, Ohio, the Westgate Property was originally developed as an enclosed regional mall in the 1950’s and re-developed as an anchored community retail center between 2007 through 2011.  As of year-end 2011, in-line tenants who have been in occupancy and reporting sales since January 1, 2009 had sales of $237 PSF and an occupancy cost of 12.8%.  As of January 31, 2012, the Westgate Property was 91.7% occupied based on owned collateral and 93.4% occupied based on total square footage.

The Westgate Property is anchored by Lowe’s (ground lease) and Kohl’s (ground lease), and shadow anchored by Target (non-owned and not part of collateral).  Major tenants include Marshalls, Earth Fare (a privately owned organic food retailer which took occupancy in December, 2011), Petco, and Books-A-Million.  The Westgate Property is occupied by 39 additional tenants, none of which occupy more than 2.1% of the total owned NRA.  National in-line tenants at the Westgate Property include Applebee’s, T-Mobile, GameStop, Radioshack, Sprint, and Starbucks.  Tenant sales at the Westgate Property have increased year over year as shown in the table below:

Historical Sales PSF(1)
	2008	2009	2010	2011
Kohl’s	$209	$209	$215	$220
Marshalls	$169	$200	$231	$250
Earth Fare(2)	NAP	NAP	NAP	$556
Books-A-Million	NAP	$102	$107	$108

All In-Line Tenants(3)	NAP	$221	$225	$237
Outparcels	$541	$533	$543	$569
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Earth Fare took occupancy in December 2011. The 2011 sales shown above represent trailing-3 month sales as of February 29, 2012 annualized.
(3)	In-line tenant sales include all tenants <10,000 sq. ft. who have been in occupancy and reporting sales since January 1, 2009.

Environmental Matters.  The Phase I environmental report dated March 1, 2012 recommended no further action at the Westgate Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

The Market.  The Westgate Property is located in Cuyahoga County, Ohio along Center Ridge Road at the intersection with West 210th Street on the border of Rocky River and Fairview Park, Ohio.  Center Ridge Road is the primary retail corridor servicing Rocky River and Fairview Park and is located 11 miles west of the Cleveland CBD.  Other comparable retail properties located along this retail corridor include Westwood Town Center and River Plaza, both of which are located less than 0.6 miles from the Westgate Property.   Interstate 90 is located less than one mile north of the Westgate Property and provides access via West 210th Street.  In addition, regional access is provided by Interstate 480 which is located less than three miles south of the Westgate Property and connects the Cleveland MSA to the Ohio Turnpike.  According to the appraisal, the 2011 population and average household income within 5-mile radius was 212,654 and $62,630, respectively.

The appraiser analyzed a set of four comparable properties that are all located within 7.1 miles of the Westgate Property.  The comparables have occupancies ranging from 87% to 96% with an average occupancy of 93%.  The appraiser’s competitive set compared to the Westgate Property is detailed below:

Competitive Set(1)
Name	Westgate Shopping Center (Subject)	The Plazas of Great Northern	Westwood Town Center	River Plaza	Crocker Park
Distance from Property	NAP	5.7 miles SW	0.5 miles SW	0.6 miles SW	7.1 miles W
Property Type	Anchored Retail	Power Center	Power Center	Neighborhood/ Community Center	Lifestyle Center
Year Built / Renovated	2007-2011 / NAP	1983 / 1998	1988 / NAP	1965 / 2004	2004
Total Occupancy	93.4%	87%	96%	93%	96%
Total Size (Sq. Ft.)	597,497	627,060	219,192	127,839	525,587
Anchors / Major Tenants	Target, Lowe’s, Kohl’s, Marshalls, Earth Fare, Petco	Marc’s, K&G Men’s Mart, CompUSA, DSW, PetSmart	Home Depot, AMC Theatres, Marc’s Discount	Giant Eagle, Chase Bank, Rozzi’s Wine and Liquor, Office Max	Dick’s Sporting Goods, Barnes and Noble
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 11/30/2011	U/W	U/W PSF
Base Rent(1)	$4,615,892	$4,853,683	$5,100,086	$5,526,780	$11.74
Value of Vacant Space	0	0	0	851,418	1.81
Gross Potential Rent	$4,615,892	$4,853,683	$5,100,086	$6,378,198	$13.55
Total Recoveries	2,257,390	2,479,210	2,306,516	2,595,125	5.51
Total Other Income	257,067	281,666	339,517	279,745	0.59
Less: Vacancy & Credit Loss(2)	(214,879)	134,525	248,224	(1,224,033)	(2.60)
Effective Gross Income	$6,915,470	$7,749,084	$7,994,343	$8,029,035	$17.06
Total Operating Expenses(3)	2,397,166	2,400,096	2,416,062	3,534,992	7.51
Net Operating Income	$4,518,304	$5,348,988	$5,578,281	$4,494,043	$9.55
TI/LC	0	0	0	202,105	0.43
Capital Expenditures	0	0	0	48,366	0.10
Net Cash Flow	$4,518,304	$5,348,988	$5,578,281	$4,243,572	$9.02

(1)
U/W Base Rent includes $48,923 in contractual rent steps through December 31, 2012 and $46,555 of Kohl’s ground lease payments underwritten to the 2016 10-yr ground rent renewal rate which is 54% below the market rent for the recaptured fee space.  Earth Fare (U/W Base Rent of $326,952) took occupancy in December 2011 and therefore is not reflected in T-12 11/30/2011.

(2)	U/W Vacancy & Credit Loss of $1,224,033 is based on actual economic vacancy of 9.2% ($851,418), 2.9% ($272,615) of mark-to-market, and 1.1% ($100,000) of a bankrupt tenant vacancy adjustment.
(3)
U/W Total Operating Expenses are greater than historical expenses primarily due to underwriting normalized taxes to account for a tax abatement that phases out over the next 6 years. U/W Total Recoveries adjusted accordingly based on contractual obligations.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

Property Management.  The Westgate Property is managed by Inland Commercial Property Management, Inc., a borrower affiliate.

Lockbox / Cash Management.  The Westgate Loan is structured with a springing hard lockbox and springing cash management.  A hard lockbox and in-place cash management are each triggered upon the commencement of a Cash Management Period (as defined below).  Upon notice to tenants of the commencement of a cash management period, tenants will be instructed to deposit rents and payments into a lockbox account controlled by lender.  At such time, all funds in the lockbox account will be swept daily to a cash management account under the control of lender.  Amounts in the cash management account will be used to pay monthly debt service payments and any reserves due under the Westgate Loan documents with any excess amounts remaining in this account returned to the borrower (unless the cash management trigger was an Event of Default, as described below).

The Westgate Loan “Cash Management Period”  commences if (i) a “Cash Trap Period” has commenced, or (ii) the actual DSCR is not at least 1.30x at the end of two consecutive calendar quarters until such time that (x) the Westgate Loan, and all other obligations under the Westgate Loan documents have been repaid in full, or (y) for a period of two consecutive calendar quarters subsequent to the commencement of the Cash Trap Period (A) no default or event of default has occurred or is then in effect, (B) no other cash management period is then in effect and no event that could trigger another cash management period has occurred and (C) the actual DSCR after the end of two consecutive calendar quarters is at least equal to 1.40x.

A “Cash Trap Period” commences on the occurrence of any Event of Default (as such term is defined in the Westgate Loan documents) or in the event that (i) Target is in bankruptcy or ceases operation or otherwise goes dark (a “Target Event”) and (ii) any tenant at the Westgate Property has (1) elected to pay percentage rent or (2) notified borrower of its intention to terminate its lease, or has actually terminated its lease, in either case as a result of a Target Event. The Cash Trap Period will end when the borrower cures any curable Event of Default or when the Special Cash Trap Rollover Reserve (as defined below) has reached a balance either (a) $10 PSF for the total square footage for each of the tenants affected as a result of the Target Event or (b) the lease(s) in question are renewed or replaced with a tenant(s) acceptable to lender. During a “Cash Trap Period” as a result of an Event of Default, the loan documents provide that all excess cash flow from the Westgate Property be held by lender in a  cash collateral reserve as additional collateral for the Westgate Loan.

Initial Reserves.  None.

Ongoing Reserves.  The borrower is required to deposit monthly real estate tax, insurance and replacement reserves only upon an Event of Default.  Any loss as a result of the borrower’s failure to pay real estate taxes and insurance premiums is a recourse obligation to Inland Real Estate Corporation.

Marshalls & Kohl’s Rollover Reserves:  The Westgate Loan documents require the borrower to make monthly payments of (i) $50,000 into the Marshalls rollover reserve, commencing on March 11, 2017 (six months prior to lease expiration), capped at $300,000 and (ii) $78,750 into the Kohl’s rollover reserve commencing on April 11, 2015 (12 months prior to lease expiration), capped at $945,000.  These reserves are required until the earlier of (a) either $10 PSF for the total square footage for each of these tenants is deposited in the reserve account or (b) the lease(s) in question is renewed or replaced with a tenant (s) acceptable to lender. If such lease (s) is renewed or replaced, lender is permitted to retain a portion of the reserve necessary to cover any costs incurred by borrower in connection with such lease(s) and then return the unused portion to borrower.

Special Cash Trap Rollover Reserve: The Westgate Loan documents require the borrower to make monthly payments into the Special Cash Trap Rollover Reserve upon the occurrence of any Event of Default or Target Event, until such time that the borrower cures any curable Event of Default or when such reserve has reached a balance either (a) $10 PSF for the total square footage for each of the tenants affected as a result of the Target Event or (b) the lease(s) in question are renewed or replaced with a tenant(s) acceptable to lender (such period, a “Special Cash Trap Period”). During a “Special Cash Trap Period” as a result of an event of default, all excess cash flow shall be held by the lender in a cash collateral reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office / Retail
Sponsor:	Robert Scheer; Gregory B. Fernebok		Collateral:	Fee Simple
Borrower:	Bradley Arlington Finance, LLC		Location:	Bethesda, MD
Original Balance:	$40,000,000		Year Built / Renovated:	1962, 1986 / 2003
Cut-off Date Balance:	$40,000,000		Total Sq. Ft. (2):	151,287
% by Initial UPB:	-.-%		Property Management:	Harvey Property Management
Interest Rate:	5.7250%			Company, Inc.
Payment Date:	11th of each month		Underwritten NOI:	$4,086,407
First Payment Date:	May 11, 2012		Underwritten NCF:	$3,879,001
Maturity Date:	April 11, 2022		Appraised Value:	$59,200,000
Amortization:	Interest Only for first 24 months;		Appraisal Date:	February 3, 2012
	360 months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(92), O(3)		2011 NOI:	$3,508,701 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$3,251,461 (December 31, 2010)
			2009 NOI:	$3,428,765 (December 31, 2009)
Reserves(1)			2008 NOI:	$3,030,749 (December 31, 2008)
	Initial	Monthly
Taxes:	$248,000	$31,000	Historical Occupancy
Insurance:	$6,909	$3,455	Current Occupancy(4):	94.9% (February 1, 2012)
Replacement:	$0	$2,489	2011 Occupancy:	98.1% (December 31, 2011)
TI/LC:	$442,000	$16,051	2010 Occupancy:	96.6% (December 31, 2010)
Required Repairs:	$2,125	NAP	2009 Occupancy:	99.6% (December 31, 2009)
			2008 Occupancy:	97.1% (December 31, 2008)
Financial Information			(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date Balance / Sq. Ft. (2):		$264	(2) Excludes an income producing six-story, 470-space parking garage and 28 surface parking spaces.
Balloon Balance / Sq. Ft. (2):		$233
Cut-off Date LTV:		67.6%	(3) Assumes amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.67x, respectively.
Balloon LTV:		59.5%
Underwritten NOI DSCR(3):		1.46x
Underwritten NCF DSCR(3):		1.39x	(4) Excluding storage space, the Bradley Arlington Property is 96.2% occupied, which consists of 97.2% office occupancy and 93.3% retail occupancy.
Underwritten NOI Debt Yield:		10.2%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Tenant Summary
Tenant	Ratings Fitch/Moody’s/S&P(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Cystic Fibrosis Foundation(2)	NR/NR/NR	48,615	32.1%	$31.99	32.2%	4/30/2019(2)
CVS Pharmacy	BBB+/Baa2/BBB+	14,200	9.4%	$34.37	10.1%	11/30/2015
Camris International Inc.	NR/NR/NR	8,460	5.6%	$37.53	6.6%	2/28/2016
Bethesda Chevy Chase Surgery Center LLC	NR/NR/NR	6,090	4.0%	$37.08	4.7%	1/31/2021
The Neurology Center P.A. (3)	NR/NR/NR	5,687	3.8%	$23.12	2.7%	12/31/2021
Total Major Tenants		83,052	54.9%	$32.73	56.3%
Remaining Tenants		60,505	40.0%	$34.87	43.7%
Total Occupied Collateral		143,557	94.9%	$33.63	100.0%
Vacant		7,730	5.1%
Total		151,287	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Cystic Fibrosis Foundation space includes 2,045 sq. ft. of space leased on a month-to-month basis.
(3)	The Neurology Center P.A. space is below grade office space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(1)	5	3,050	2.0%	3,050	2.0%	$25.21	1.6%	1.6%
2012	7	7,471	4.9%	10,521	7.0%	$30.92	4.8%	6.4%
2013	5	6,347	4.2%	16,868	11.1%	$31.74	4.2%	10.6%
2014	5	6,564	4.3%	23,432	15.5%	$35.57	4.8%	15.4%
2015	7	18,696	12.4%	42,128	27.8%	$36.63	14.2%	29.6%
2016	13	22,446	14.8%	64,574	42.7%	$33.28	15.5%	45.0%
2017	4	8,724	5.8%	73,298	48.4%	$40.75	7.4%	52.4%
2018	1	2,433	1.6%	75,731	50.1%	$37.34	1.9%	54.3%
2019	1	46,570	30.8%	122,301	80.8%	$32.07	30.9%	85.2%
2020	2	1,917	1.3%	124,218	82.1%	$46.00	1.8%	87.0%
2021	3	15,197	10.0%	139,415	92.2%	$31.63	10.0%	97.0%
2022	1	4,142	2.7%	143,557	94.9%	$35.02	3.0%	100.0%
Thereafter	0	0	0.0%	143,557	94.9%	$0.00	0.0%	100.0%
Vacant(2)	NAP	7,730	5.1%	151,287	100.0%	NAP	NAP
Total / Wtd. Avg.	54	151,287	100.0%			$33.63	100.0%

(1)	Includes four MTM storage leases totaling 1,239 sq. ft
(2)	Includes three vacant storage spaces totaling 2,170 sq. ft.

The Loan.    The Bradley Arlington loan (the “Bradley Arlington Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 151,287 square foot, Class B, mixed use office/retail complex located at 6917, 6931, 6933 & 6937 Arlington Road in Bethesda, Maryland (the “Bradley Arlington Property”) with an original principal balance of $40.0 million.  The Bradley Arlington Loan has a 10-year term and amortizes on a 30-year schedule after a 2-year interest only period.  The Bradley Arlington Loan accrues interest at a fixed rate equal to 5.7250% and has a Cut-off Date Balance of $40.0 million.  Loan proceeds were used to, among other things, retire existing debt of $37.9 million and return $519,778 of equity to the borrower.  Based on the appraised value of $59.2 million as of February 3, 2012, the Cut-off Date LTV is 67.6% and the remaining implied equity is $19.2 million.  The most recent prior financing of the Bradley Arlington Property was included in the CSFB 2003-C4 transaction.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,000,000	100.0%	Loan Payoff(1)	$37,943,087	94.9%
			Reserves	$699,034	1.7%
			Closing Costs	$838,100	2.1%
			Return of Equity	$519,778	1.3%
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)
The Loan Payoff consists of approximately $20.2 million to retire an existing CMBS loan, which was previously included in the CSFB 2003-C4 CMBS transaction, and approximately $17.8 million to retire mezzanine debt.

The Borrower / Sponsor.    The borrower, Bradley Arlington Finance, LLC (the “Borrower”), and the property owner, Bradley Arlington, LLC (the “IDOT Guarantor”), are each a single purpose limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure.  The Borrower is a Delaware limited liability company and the IDOT Guarantor is a Maryland limited liability company.  Under the Bradley Arlington Loan, the obligations of the Borrower are guaranteed by the IDOT Guarantor, which guaranty is secured by a mortgage on the fee owner's property.  The sponsor of the Borrower and the nonrecourse carve-out guarantors are Robert Scheer and Gregory B. Fernebok (collectively the “Guarantor”).

Robert Scheer is the president and founder of Scheer Partners.  Scheer Partners is a fully integrated commercial real estate services company with a focus on the healthcare and biotechnology sector in the Washington and Baltimore metropolitan areas.  Scheer Partners’ capabilities include asset and property management, acquisitions and development, brokerage, construction management, and finance. Robert Scheer has overseen more than 3.0 million sq. ft. of life sciences real estate transactions.  Notable clients include Human Genome Sciences, MedImmune, Johns Hopkins University and the state of Maryland.

Gregory B. Fernebok is the president and founder of Sheridan Development, which is a full-service commercial real estate firm specializing in retail and office development, construction management and property management/leasing.  Over the last fourteen years, Sheridan has developed and purchased more than 2.0 million sq. ft. of commercial office and retail projects.  The company has provided construction management services for over 1.6 million sq. ft. of office and retail projects and 1,000 residential units in the Washington DC metro area, California and Arizona.

The Property. The Bradley Arlington Property is located in Bethesda, Maryland at the major intersection of Arlington Road and Bradley Boulevard.  Constructed in two stages in 1962 and 1986, the Bradley Arlington Property is comprised of two Class B office buildings with ground floor retail, a six story parking garage and a stand-alone retail building.  The collateral includes 111,092 sq. ft. of office space, 36,786 sq. ft. of retail space, 3,409 sq. ft. of storage space, 470 garage spaces and an additional 28 surface parking spaces.  As of February 1, 2012, the Bradley Arlington Property is 96.2% occupied (excluding storage space), which consists of a 97.2% office occupancy and 93.3% retail occupancy.  Over the last 15 years, the Bradley Arlington Property has maintained an average occupancy of 96%.

The Bradley Arlington Property includes the following buildings:

6917 Arlington Road - Three-story, Class B, 43,438 sq. ft. office building with 19,885 sq. ft. of retail space, 22,074 sq. ft. of office space on the upper floors and an additional 1,479 sq. ft. of storage space.  The property was built in 1962 and is 92.7% occupied (excluding storage space).  The largest tenant is CVS, which occupies 14,200 sq. ft. (32.7% of the building NRA) of retail space expiring November 30, 2015 with one ten-year extension remaining.  CVS reported sales at this location of $17.6 million ($1,242 PSF) in 2011, $17.1 million ($1,204 PSF) in 2010 and $16.9 million ($1,191 PSF) in 2009.  The CVS lease commenced in 1980 and has been renewed four times for a total term of 35 years.  No other tenant has more than 2,527 sq. ft. (5.8% of the NRA of the building).  The property contains 28 surface parking spaces, 25 of which are leased to CVS.

6931 Arlington Road - Five-story, Class B, 106,649 sq. ft. building constructed in 1986 with 15,701 sq. ft. of retail space on the first floor, 89,018 sq. ft. of office space on the upper floors and an additional 1,930 sq. ft. of storage space.  The property is 97.6% occupied (excluding storage space) as of February 1, 2012.  The largest tenant is the Cystic Fibrosis Foundation which occupies 46,570 sq. ft. (43.7% of the building NRA) on a lease expiring April 30, 2019.  Cystic Fibrosis Foundation has occupied space within this building since 1992 and currently utilizes this location as its world headquarters.  No other tenant occupies more than 8,460 sq. ft. (7.9% of the NRA of the building).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

6933 Arlington Road - Six story, 470-space attended parking garage.  The garage, operated by Monument Parking and providing valet service, has generated more than $500,000 in revenue in each of the last four years.

6937 Arlington Road - Single story, Class B, 1,200 sq. ft. retail building built in 1962 and 100.0% occupied by Aji-Nippon Restaurant through February 28, 2017.  The tenant has occupied this space since 1997 and recently executed a lease extension.

Environmental Matters. The Phase I environmental report dated February 10, 2012 recommended no further action at the Bradley Arlington Property, other than the continued implementation of an asbestos O&M program already in place.

Major Tenants.

Cystic Fibrosis Foundation (48,615 sq. ft., 32.1% of NRA, 32.2% of Annual U/W Base Rent)
The Cystic Fibrosis Foundation, a non-profit organization dedicated to fighting against and finding a cure for cystic fibrosis, was established in 1955 and has occupied space at the Bradley Arlington Property since 1992 (currently utilizing the space as its world headquarters).  As of December 31, 2010, the Cystic Fibrosis Foundation had $272.5 million in total assets including $21.7 million in cash.  Total liabilities were $84.2 million, and total equity was $188.3 million.

CVS Pharmacy (14,200 sq. ft., 9.4% of NRA, 10.1% of Annual U/W Base Rent)
The CVS Pharmacy (“CVS”) lease commenced December 1, 1980 and has been renewed four times for a total term of 35 years (Peoples Drugs was the original tenant under the lease and was acquired by CVS in the early 1990s).  CVS reported sales of approximately $17.6 million ($1,242 PSF) in 2011, $17.1 million ($1,204 PSF) in 2010 and $16.9 million ($1,191 PSF) in 2009. CVS paid percentage rent of $217,158, $195,664 and $188,145 in 2011, 2010 and 2009, respectively.  CVS has one ten-year renewal option remaining at a renewal rate equal to the sum of the previous year’s base rent and percentage rent.  CVS leases 25 of the 28 surface parking spaces for customer use.

The Market.     The Bradley Arlington Property is located in Bethesda, Montgomery County, Maryland approximately eight miles northwest of the Washington D.C. CBD.  The Washington DC MSA is comprised of three primary market segments: Washington DC, Northern Virginia, and Suburban Maryland.  Between 2000 and 2010, 244,000 jobs were added in the MSA, and as of November, 2011 the PMSA unemployment rate was 5.4% compared with the national rate of 8.7%.  The population growth has been 1.7% per year since 2000, 2nd in the United States.  Average 2011 household income in the MSA was estimated to be $103,663, the highest in the nation.

The Bradley Arlington Property is located in the Bethesda/Chevy Chase submarket.  Within a three mile radius of the Bradley Arlington Property, the total 2011 population and estimated average 2011 household income were 140,372 and $163,386, respectively.  Bethesda is located within the I-495 Beltway and is approximately two miles from the border of Washington D.C. and eight miles from the Washington D.C. CBD.  Wisconsin Avenue, located less than 0.5 miles from the Bradley Arlington Property, is the main thoroughfare in Bethesda and primary commuter road into Washington.  The Red Line of the Washington Metro parallels Wisconsin Avenue and has a station in the center of Bethesda located less than half a mile from the Bradley Arlington Property.

According to the appraisal, the Bethesda/Chevy Chase office submarket has the highest full service rental rates in the Suburban Maryland market for the last seven years.  The average full service rental rate as of year-end 2011 was $38.57 PSF and the submarket direct vacancy rate was 7.2%.  The appraisal concluded market rents of $33.00 PSF for office space at the 6917 Arlington Road Property, $35.00 PSF for office space at the 6931 Arlington Road Property and $20.00 PSF for below grade office space.

The Bradley Arlington Property is located in a retail submarket which includes Bethesda, Silver Spring and the NW Beltway.  This submarket had an overall vacancy rate of 3.5% as of the fourth quarter 2011.  Retail vacancy in this submarket has not exceeded 5.4% at any time in the last five years.  The appraisal concluded retail market rents for the Bradley Arlington Property of $45.00 PSF for retail spaces with direct Arlington Road or Bradley Road frontage and $36.00 PSF for retail spaces with primary frontage on the parking court.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Competitive Set(1)
Name	Air Rights East- West Tower	Artery Plaza	Bethesda Bradley Building	South Woodmont Building	The Clark Building	Chevy Chase Building
Property Type	Office	Office	Office	Office	Office	Office
Year Built / Renovated	1964	1986	1964	1990	1984	1970
Total Occupancy	74%	95%	77%	100%	95%	91%
Size (Sq. Ft.)	323,304	272,000	43,122	63,068	296,123	250,000
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$3,985,698	$3,881,995	$4,095,554	$4,828,288	$31.91
Value of Vacant Space	0	0	0	223,189	1.48
Gross Potential Rent	$3,985,698	$3,881,995	$4,095,554	$5,051,477	$33.39
Total Recoveries	261,000	274,165	238,622	251,223	1.66
Total Other Income(2)	728,666	737,854	871,430	871,430	5.76
Less: Vacancy(3)	0	0	0	(370,032)	(2.45)
Effective Gross Income(4)	$4,975,364	$4,894,014	$5,205,606	$5,804,097	$38.36
Total Operating Expenses	1,546,599	1,642,553	1,696,905	1,717,690	11.35
Net Operating Income	$3,428,765	$3,251,461	$3,508,701	$4,086,407	$27.01
TI/LC	0	0	0	177,543	1.17
Capital Expenditures	0	0	0	29,863	0.20
Net Cash Flow	$3,428,765	$3,251,461	$3,508,701	$3,879,001	$25.64

(1)	U/W Base Rent includes $205,181 in contractual step rent through March 2013 and a mark-to-market adjustment of $25,025.
(2)
U/W Other Income consists primarily of parking income and $217,158 of percentage rent paid by CVS.  Other Income increased in 2011 due to higher contractual and daily parking rates due in part by the commencement of the Bethesda Chevy Chase Surgery Center LLC lease which increased daily parking traffic demand.

(3)
Vacancy is 6.7% of gross income.  Vacancy includes a 7.2% underwritten office vacancy based on the submarket data versus 3.0% actual economic office vacancy and 7.9% actual economic retail vacancy versus a retail submarket vacancy of 3.5%.

(4)
U/W Effective Gross Income is higher than historicals due to 14 leases (including the Bethesda Chevy Chase Surgery Center LLC) signed in 2011 and 2012 totaling 20,477 sq. ft. and $714,470 in U/W Base Rent.

Property Management.    The Bradley Arlington Property is managed by Harvey Property Management Company, Inc.

Lockbox / Cash Management.    The Bradley Arlington Loan is structured with a hard lockbox and in place cash management.  The Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the Bradley Arlington Loan documents with any excess amounts remaining in this account returned to the Borrower in accordance with the Bradley Arlington Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) any bankruptcy action of the Borrower, the IDOT Guarantor, the managing member of the Borrower, the Guarantor or the property manager, (iii) if the debt service coverage ratio for any calendar quarter is less than 1.15x until such time that the debt service coverage ratio is 1.20x for two consecutive quarters, or (iv) if a Cystic Fibrosis Lease Discontinuation Event is occurring.

A “Cystic Fibrosis Lease Discontinuation Event” occurs (i) upon the termination or any other discontinuance of the Cystic Fibrosis Foundation lease, (ii) if Cystic Fibrosis Foundation provides notice of its intent to vacate, terminate or otherwise discontinue its lease, or (iii) if the Cystic Fibrosis Foundation fails to provide a copy of an executed extension of the existing lease or a new lease on or before April 30, 2018; provided, among other things, that such lease must (a) be for a term of not less than five years, (b) provide for rental rates comparable to those set forth in the existing Cystic Fibrosis lease, (c) be on commercially reasonable market rate terms and not contain any terms which would materially affect lender’s rights under the Bradley Arlington Loan and (d) in the event that such lease is a new lease be approved in writing by lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Initial Reserves.    At closing, the Borrower deposited (i) $248,000 into a tax reserve account, (ii) $6,909 into an insurance reserve account, (iii) $442,000 into the TI/LC reserve account and (iv) $2,125 into the required repair reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $31,000, into a monthly tax reserve account, (ii) 1/12 of the annual insurance premium, which currently equates to $3,455, into a monthly insurance reserve account, (iii) $2,489 into a capital expenditure account and (iv) $16,051 into a TI/LC reserve account, which amount is capped at $800,000.  The TI/LC reserve cap will be waived in the event that either (i) the gross rent payable under existing leases or (ii) rentable square footage leased by tenants in occupancy and open for business at the Bradley Arlington Property is less than 88% of the gross rent payable under existing leases or rentable sq. ft. leased by tenants as of the date of the Bradley Arlington Loan.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Kimco Income Operating Partnership,		Collateral:	Fee Simple
	L.P.		Location:	Durham, NC
Borrower:	KIR New Hope Commons Limited		Year Built / Renovated:	1995 / NAP
	Partnership		Total Sq. Ft.:	467,137
Original Balance:	$35,000,000		Total Collateral Sq. Ft.(3):	408,292
Cut-off Date Balance:	$34,919,760		Property Management:	KRC Property Management I, Inc.
% by Initial UPB:	-.-%		Underwritten NOI:	$4,323,878
Interest Rate:	4.9495%		Underwritten NCF:	$4,083,774
Payment Date:	11th of each month		Appraised Value:	$62,000,000
First Payment Date:	April 11, 2012		Appraisal Date:	February 2, 2012
Maturity Date:	March 11, 2022
Amortization:	360 months		Historical NOI
Additional Debt:	None		2011 NOI:	$4,520,033 (December 31, 2011)
Call Protection:	L(26), D(90), O(4)		2010 NOI:	$4,663,433 (December 31, 2010)
Lockbox / Cash Management:	Springing Hard / Springing		2009 NOI(4):	$5,214,203 (December 31, 2009)
			2008 NOI:	$4,924,141 (December 31, 2008)
Reserves(1)
	Initial	Monthly	Historical Occupancy(2)
Taxes:	$0	Springing	Current Occupancy(5):	98.7% (February 27, 2012)
Insurance:	$0	Springing	2011 Occupancy:	98.7% (December 31, 2011)
Replacement:	$0	Springing	2010 Occupancy:	100.0% (December 31, 2010)
TI/LC:	$0	Springing	2009 Occupancy:	98.4% (December 31, 2009)

(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on the Total Collateral Sq. Ft. of 408,292.
(3)   Excludes Dick’s Sporting Goods (58,845 sq. ft.), which is not part of the collateral.
(4)   2009 NOI includes a one time lease termination payment of approximately $718,000 received from Linens-N-Things, which vacated the property in December 2008. The former Linens-N-Things space was re-leased to Buy Buy Baby.
(5)   Current Occupancy 98.9% occupied based on Total Sq. Ft.

Financial Information
Cut-off Date Balance / Sq. Ft.(2):	$86
Balloon Balance / Sq. Ft.(2):	$70
Cut-off Date LTV:	56.3%
Balloon LTV:	46.3%
Underwritten NOI DSCR:	1.93x
Underwritten NCF DSCR:	1.82x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Tenant Summary
Tenant Mix	Ratings Fitch/Moody’s/S&P(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)(3)
Non-Collateral Anchor Tenants
Dick’s Sporting Goods	NR/NR/NR	58,845	NAP	NAP	NAP	NAP	NAP

Collateral Anchor Tenants
Walmart	AA/Aa2/AA	149,929	36.7%	10/13/2015	$56,827	$379	2.8%
Best Buy	BBB-/Baa2/BBB-	45,000	11.0%	1/31/2016	$28,335	$630	2.2%
Buy Buy Baby	NR/NR/NR	31,999	7.8%	1/31/2020	NAP	NAP	NAP
Marshalls	NR/A3/A	30,311	7.4%	1/31/2016	$7,398	$244	5.8%
Barnes & Noble	NR/NR/NR	25,200	6.2%	2/01/2014	$5,853	$232	8.4%
OfficeMax	NR/B2/B-	23,248	5.7%	10/31/2015	NAP	NAP	NAP
Total Collateral Anchor Tenants		305,687	74.9%		$98,414	$393	3.2%

Major Tenants (>10,000 sq. ft.)
Michaels	NR/Caa1/B	19,064	4.7%	2/28/2013	$3,298	$173	8.0%
Old Navy	BBB-/Baa3/BB+	17,512	4.3%	2/28/2018	$4,156	$237	8.7%
Golf Galaxy	NR/NR/NR	13,010	3.2%	1/31/2016	NAP	NAP	NAP
Total Major Tenants		49,586	12.1%		$7,455	$204	8.4%

Remaining Tenants
In-line (5,000-10,000 sq. ft.)		29,175	7.1%		$4,817	$241	9.5%
In-line (<5,000 sq. Ft.)		18,594	4.6%		$4,500	$332	7.9%
Total Remaining Tenants		47,769	11.7%		$9,317	$278	8.8%

Total Occupied Collateral		403,042	98.7%

Vacant		5,250	1.3%
Total Collateral Sq. Ft.		408,292	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of February 16, 2012 and only include tenants who report sales.  For Marshalls and Barnes & Noble, Total Sales, Sales PSF, and Occupancy Cost are as of December 31, 2010.  For Michaels, Total Sales, Sales PSF, and Occupancy Cost are as of March - December 2010 annualized.  In-line tenants sales represent tenants in occupancy and reporting sales from 2009-2011.

(3)	Occupancy Costs were calculated using each tenant’s U/W Base Rent plus the average U/W Reimbursements PSF.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	4	16,743	4.1%	16,743	4.1%	$19.75	6.9%	6.9%
2013	2	24,064	5.9%	40,807	10.0%	$14.48	7.3%	14.3%
2014	3	26,700	6.5%	67,507	16.5%	$17.72	9.9%	24.2%
2015	5	185,903	45.5%	253,410	62.1%	$9.31	36.3%	60.5%
2016	4	95,289	23.3%	348,699	85.4%	$12.37	24.7%	85.2%
2017	1	4,832	1.2%	353,531	86.6%	$27.00	2.7%	88.0%
2018	1	17,512	4.3%	371,043	90.9%	$18.11	6.7%	94.6%
2019	0	0	0.0%	371,043	90.9%	$0.00	0.0%	94.6%
2020	1	31,999	7.8%	403,042	98.7%	$8.00	5.4%	100.0%
2021	0	0	0.0%	403,042	98.7%	$0.00	0.0%	100.0%
2022	0	0	0.0%	403,042	98.7%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	403,042	98.7%	$0.00	0.0%	100.0%
Vacant	NAP	5,250	1.3%	408,292	100.0%	NAP	NAP
Total / Wtd. Avg.	21	408,292	100.0%			$11.82	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

The Loan.  The New Hope Commons loan (the “New Hope Commons Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 408,292 square foot Walmart anchored power center located at 5400 New Hope Commons Drive in Durham, North Carolina (the “New Hope Commons Property”) with an original principal balance of $35.0 million. The New Hope Commons Loan has a 10-year term and amortizes on a 30-year schedule. The New Hope Commons Loan accrues interest at a fixed rate equal to 4.9495% and has a Cut-off Date Balance of approximately $34.9 million. Loan proceeds were used to, among other things, retire existing debt of $32.0 million and return $2.5 million of equity to the borrower.  Based on the appraised value of $62.0 million as of February 2, 2012, the Cut-off Date LTV is 56.3% and the remaining implied equity is $27.1 million. The most recent prior financing of the New Hope Commons Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	100.0%	Loan Payoff	$32,013,686	91.5%
			Closing Costs	$478,789	1.4%
			Return of Equity	$2,507,525	7.2%
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Borrower / Sponsor.  The borrower, KIR New Hope Commons Limited Partnership, is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Kimco Income Operating Partnership, L.P. (“KIOP”), which is an affiliate of Kimco Realty Corporation (“Kimco”). Kimco is a publicly-traded (NYSE:KIM) real estate investment trust headquartered in New Hyde Park, New York, that owns and operates neighborhood and community shopping centers throughout North America. As of December 31, 2011, the company owned interests in 946 shopping centers comprising 138 million sq. ft. of leasable space across 44 states, Puerto Rico, Canada, Mexico and South America.  KIOP was formed by Kimco in 1999 and currently owns 59 retail assets nationwide totaling 12.6 million sq. ft.

The Property.  The New Hope Commons Property consists of four single-story buildings constructed in 1995 totaling 467,137 sq. ft., of which 408,292 sq. ft. is collateral.  The 39.52 acre site is located in a major retail corridor at the intersection of Interstate 40 (58,000 vehicles daily) and Durham-Chapel Hill Boulevard (US Highway 15/501; 44,000 vehicles daily), which is the primary vehicular corridor connecting Durham and Chapel Hill, North Carolina. The center has excellent frontage and visibility along Mt. Moriah Road and benefits from its proximity to the signaled intersection of Durham-Chapel Hill Boulevard and Mt. Moriah Road, which also contains a Home Depot anchored center.  The New Hope Commons Property is 98.7% occupied as of February 27, 2012 by 21 national and local tenants with four investment-grade rated tenants representing 59.5% of the net rentable area (“NRA”).  Twelve of the 21 tenants (81.4% of NRA, 78.1% of U/W Base Rent) have occupied the New Hope Commons Property since it opened in 1995.

Anchor tenants include Walmart, Best Buy, Buy Buy Baby, Marshall’s, Barnes & Noble and OfficeMax.  Walmart is an original tenant at the New Hope Commons Property and renovated its store in Q1 2011 into a Walmart Supercenter, including the addition of groceries. Since reopening as a Supercenter, reported 2011 annualized sales (Feb.-Oct. 2011) have increased to $56.8 million ($379 PSF), the highest level since 2009.  The Walmart Supercenter at the New Hope Commons Property is the primary Walmart in the area. The nearest alternative Walmart is located approximately five miles east of the New Hope Commons Property and is not a Supercenter store.  Major tenants at the New Hope Commons Property include Michaels, Old Navy (which executed a seven year lease renewal in March 2012 with a starting rent of $17.25 PSF, 7.1% higher than its previous rent) and Golf Galaxy.  The center is also occupied by Dick’s Sporting Goods (not part of the collateral), which leases 58,845 sq. ft. adjacent to Old Navy.  Parking at the New Hope Commons Property consists of 2,052 surface spaces (5.03 spaces/1,000 sq. ft. of GLA).

The New Hope Commons Property is located approximately five miles from both Duke University and the University of North Carolina Chapel Hill, which had a combined 2011 enrollment of approximately 44,000 students. These two schools and the corresponding businesses and infrastructure that support them serve as major demand generators for the center.  The sponsor has owned the New Hope Commons Property since 2002.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Historical Sales PSF(1)
	2009	2010	2011
Walmart	$324	$288	$379
Best Buy	$676	$648	$630
Marshalls	$242	$244	NAP
Barnes & Noble(2)	$247	$232	NAP
Michaels	$169	$173	NAP
Old Navy(3)	$259	$270	$237
In-line Tenants	$292	$279	$278
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower. In-line tenant sales represent tenants in occupancy and reporting sales from 2009-2011.
(2)	As of February 2011, Barnes & Noble is no longer required to report sales.
(3)	Old Navy executed a seven-year renewal in March 2012 at $17.25 PSF, which was an increase over the prior rent of $16.10 PSF.

Environmental Matters.  The Phase I environmental report dated February 10, 2012 recommended no further action at the New Hope Commons Property.

The Market.  The New Hope Commons Property is located in the South Durham submarket of the Raleigh-Durham MSA in North Carolina. The Raleigh, Durham and Chapel Hill area is commonly known as the “Research Triangle” and is anchored by the three major universities of Duke, University of North Carolina Chapel Hill and North Carolina State University, which collectively enrolled 78,650 undergraduate and postgraduate students as of 2011.  The center is located approximately six miles southwest of the Durham CBD and approximately five miles northeast of Chapel Hill.  Within a 3-mile radius of the New Hope Commons Property, 2011 population and average household income are approximately 43,063 and $91,328, respectively.  The 2011 population within a 5-mile radius increases to 141,966, reflecting the impact of the local universities (Duke University and the University of North Carolina Chapel Hill).  The corresponding 2011 average household income within a 5-mile radius was $74,815.

The Durham area retail market remained resilient during the recent recession, with average rents remaining relatively stable and achieving a peak sub-market vacancy of 7.1% in early 2009. The area retail market and the local submarket are exhibiting stabilized occupancy levels and upward trending rental rates, while maintaining favorable absorption in recent years.  Per the CBRE appraisal as of 4Q 2011, the South Durham retail submarket achieved a 94.7% occupancy rate with average rents of $14.06 PSF.

The appraiser analyzed a set of four comparable properties shown below.  The average occupancy among the comparables is 93%.

Competitive Set(1)
Name	New Hope Commons (Subject)	The Commons at University Place	Oak Creek Village	Patterson Place	South Square
Distance from Subject	NAP	2.5 miles NE	3.7 miles NE	0.7 miles SE	2.3 miles NE
Property Type	Power Center	Neighborhood / Community	Neighborhood / Community	Neighborhood / Community	Power Center
Year Built / Renovated	1995 / NAP	1995 / NAP	1985 / 1994	2004-2005	2004-2005
Total Occupancy	98.9%	84.2%	93.2%	95.0%	99.3%
Size (Sq. Ft.)	467,137	86,200	116,186	412,407	432,000
Anchors / Major Tenants	Walmart, Dick’s Sporting Goods, Best Buy, Buy Buy Baby, Marshalls, Barnes & Noble, OfficeMax	Harris Teeter, Carmike Theatres	T.J. Maxx	Home Depot, Kroger, Kohl’s, Bed Bath & Beyond	Target, Sam’s Club, Ross Dress for Less, Office Depot
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)(2)	$5,426,111	$4,899,222	$4,784,570	$4,765,159	$11.67
Value of Vacant Space	0	0	0	131,250	0.32
Gross Potential Rent	$5,426,111	$4,899,222	$4,784,570	$4,896,409	$11.99
Total Recoveries	1,274,786	1,047,476	1,050,637	1,059,766	2.60
Total Other Income	8,497	10,895	17,299	8,540	0.02
Less: Vacancy & Credit Loss(3)	0	0	0	(316,130)	(0.77)
Effective Gross Income	6,709,394	5,957,593	5,852,506	$5,648,585	$13.83
Total Operating Expenses	1,495,191	1,294,160	1,332,473	1,324,708	3.24
Net Operating Income	5,214,203	4,663,433	4,520,033	$4,323,878	$10.59
TI/LC	0	0	0	166,612	0.41
Capital Expenditures	0	0	0	73,493	0.18
Net Cash Flow	$5,214,203	$4,663,433	$4,520,033	$4,083,774	$10.00

(1)	U/W Base Rent includes $13,558 in contractual step rent through December 31, 2012.
(2)
2009 Base Rent includes a one time lease termination payment of approximately $718,000 received from Linens-N-Things, which vacated the property in December 2008. The former Linens-N-Things space was re-leased to Buy Buy Baby.

(3)	Underwritten vacancy of 5.3%, which is equal to the South Durham submarket vacancy and greater than the in-place vacancy of 1.3%.

Property Management.  The New Hope Commons Property is managed by KRC Property Management I, Inc., an affiliate of the borrower.

Lockbox / Cash Management.  The New Hope Commons Loan is structured with (i) a springing hard lockbox, whereby the borrower is permitted to collect and deposit rents into the borrower’s operating account until the occurrence of a Cash Management Trigger (as defined below), at which time tenants will be directed to send rents directly to a lock box account, and (ii) springing cash management.  The New Hope Commons Loan provides for cash management upon the occurrence of (i) any event or default, (ii) failure to maintain a 1.20x DSCR on the last day of any calendar quarter, or (iii) the greater of 60 days prior to the lease expiration or at such time, if ever, as Walmart shall go dark, vacate, deliver notice or otherwise indicate its intent to vacate or not to renew its lease at the property for at least 75% of the Walmart space (a “Cash Management Trigger”).

Initial Reserves.   None.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of annual real estate taxes, (ii) 1/12 of annual property insurance premiums, (iii) $5,104 ($0.15 PSF) for replacement reserves capped at $183,731 and (iv) $17,012 TI/LC expenses. Notwithstanding the foregoing (A) so long as (i) no event of default exists, (ii) borrower has paid all taxes directly to the appropriate governmental taxing authority and borrower provides lender with evidence thereof prior to the applicable delinquency date thereof and (iii) a Cash Management Trigger is not then in effect, monthly deposits on account of taxes and related charges will not be required, (B) so long as (i) no event of default exists, (ii) borrower has paid all insurance premiums directly to the approved insurance carrier and borrower provides lender with evidence thereof at least thirty (30) days prior to the expiration of the policies, (iii) a Cash Management Trigger is not then in effect, monthly deposits on account of insurance premiums will not be required and (C) so long as (i) no event of default exists,  (ii) the underwritten DSCR is not below 1.40x and (iii) borrower maintains the property in good repair (as reasonably determined by lender based on an annual property inspections), monthly funding of Replacement Reserves shall not be required and (D) so long as (i) no event of default exists, and (ii) the underwritten DSCR is not below 1.40x, monthly funding of TI/LC Reserves will not be required.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office
Sponsor:	Hudson Pacific Properties, L.P.		Collateral:	Fee Simple
Borrower:	Hudson 10950 Washington, LLC		Location:	Culver City, CA
Original Balance:	$30,000,000		Year Built / Renovated:	1957, 1974 / 1997
Cut-off Date Balance:	$29,936,320		Total Sq. Ft. (2):	158,873
% by Initial UPB:	-.-%		Property Management:	Hudson OP Management, LLC
Interest Rate:	5.3160%		Underwritten NOI:	$3,477,749
Payment Date:	9th of each month		Underwritten NCF:	$3,249,055
First Payment Date:	April 9th, 2012		Appraised Value:	$50,000,000
Maturity Date:	March 11th, 2022		Appraisal Date:	December 12, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(18), YM1(98), O(4)		2011 NOI:	$3,668,865 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		2010 NOI(3):	$3,299,850 (YTD July 31, 2010 Ann.)
			2009 NOI:	$3,089,342 (December 31, 2009)
Reserves(1)			2008 NOI:	$3,226,330 (December 31, 2008)
	Initial	Monthly
Taxes:	$44,167	$44,167	Historical Occupancy
Insurance:	$0	Springing	Current Occupancy:	100.0% (January 31, 2012)
Replacement:	$2,648	$2,648	2011 Occupancy:	97.3% (December 31, 2011)
TI/LC:	$16,549	$16,549	2010 Occupancy:	99.5% (December 31, 2010)
NFL Reserve:	$0	Springing	2009 Occupancy:	87.4% (December 31, 2009)
Large Tenant Reserve:	$0	Springing	(1) See “Initial Reserves” and “Ongoing Reserves” herein.
			(2) Total Sq. Ft. does not include the income producing enclosed parking structure containing 203 parking spaces and 238 surface parking spaces.
Financial Information
Cut-off Date Balance / Sq. Ft.(2):		$188	(3) The Washington Boulevard Property was acquired in December 2010. Full year 2010 financials are not available.
Balloon Balance / Sq. Ft.(2):		$157
Cut-off Date LTV:		59.9%
Balloon LTV:		49.8%
Underwritten NOI DSCR:		1.74x
Underwritten NCF DSCR:		1.62x
Underwritten NOI Debt Yield:		11.6%
Underwritten NCF Debt Yield:		10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
NFL Enterprises, LLC	A+/NR/NR	104,589	65.8%	$31.54	69.6%	03/31/2015
SDI Media USA, Inc.	NR/NR/NR	30,300	19.1%	$26.43	16.9%	04/30/2016
All3Media Limited dba Studio Lambert	NR/NR/NR	20,047	12.6%	$28.20	11.9%	06/30/2013
Crescent Bay Software Corp.	NR/NR/NR	2,174	1.4%	$27.36	1.3%	07/31/2013
Total Major Tenants		157,110	98.9%	$30.07	99.7%
Remaining Tenants		1,763	1.1%	$31.06	0.3%
Total Occupied Collateral		158,873	100.0%	$30.07	100.0%
Vacant		0	0.0%
Total		158,873	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease
(2)	U/W Base Rent PSF excludes the 1,338 sq. ft. management office included in remaining tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(1)	2	1,763	1.1%	1,763	1.1%	$31.06	0.3%	0.3%
2012	0	0	0.0%	1,763	1.1%	$0.00	0.0%	0.3%
2013	2	22,221	14.0%	23,984	15.1%	$28.12	13.2%	13.5%
2014	0	0	0.0%	23,984	15.1%	$0.00	0.0%	13.5%
2015	1	104,589	65.8%	128,573	80.9%	$31.54	69.6%	83.1%
2016	1	30,300	19.1%	158,873	100.0%	$26.43	16.9%	100.0%
2017	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2018	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2019	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2020	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2021	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2022	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	158,873	100.0%	NAP	NAP
Total / Wtd. Avg.	6	158,873	100.0%			$30.07	100.0%

(1)	MTM # of Leases Expiring and Total Expiring Sq. Ft. include the 1,338 sq. ft. management office.
(2)	Excludes the 1,338 sq. ft. management office.

The Loan.  The 10912 & 10950 Washington Boulevard loan (the “Washington Boulevard Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 158,873 square foot multi-tenant office campus consisting of a 3-story office building totaling 86,987 sq. ft. and a single-level office building totaling 71,886 sq. ft. located in Culver City, CA (the “Washington Boulevard Property”) with an original principal balance of $30.0 million.  The Washington Boulevard Loan has a 10-year term and amortizes on a 30-year schedule.  The Washington Boulevard Loan accrues interest at a fixed rate equal to 5.3160% and has a Cut-off Date Balance of approximately $29.9 million.  The Washington Boulevard Property was originally acquired by the sponsor in December 2010 for approximately $46.0 million.  In connection with its acquisition, the borrower assumed an existing CMBS loan of $30.0 million (WBCMT 2007-C30) secured by the Washington Boulevard Property, which was repaid in December 2011.  The Washington Boulevard Loan proceeds were used to recapitalize the Washington Boulevard Property which was unencumbered at the time of loan funding.  Upon funding the Washington Boulevard Loan, approximately $17.3 million of cash equity remains in the property.  Based on the appraised value of $50.0 million, as of December 12, 2011, the Cut-off Date LTV is 59.9% and the remaining implied equity is $20.0 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	100.0%	Borrower Recapitalization	$28,862,202	96.2%
			Reserves(1)	$230,253	0.8%
			Closing Costs	$907,545	3.0%
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	Reserves of $230,253 include $166,890 that was withheld upfront for the first debt service payment, and has since been released.

The Borrower / Sponsor.  The borrower, Hudson 10950 Washington, LLC, is a single purpose recycled Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The borrower has made typical backward looking representations and warranties, in light of its recycled status.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Hudson Pacific Properties, L.P. (“Guarantor”), which is the real estate holding company of Hudson Pacific Properties, Inc. (“Hudson”), a full-service, vertically integrated, California based REIT.  Hudson’s portfolio consists of 17 office and media/entertainment properties located throughout California totaling over 4.4 million square feet.  According to the 2011 10-K filing, Hudson reported a net worth of $688.7 million and liquidity of $13.7 million (cash and cash equivalents).  Since 2010, Hudson has acquired 12 properties totaling over 2.8 million square feet for a total cost of $604.6 million.

The Property.  The collateral consists of a gated 158,873 square foot, 100% occupied, multi-tenant office campus built in 1957/1974 and renovated in 1997.  The office campus consists of a three-story office building containing 86,987 square feet, a single-level multi-purpose office building containing 71,886 square feet, and 441 surface and enclosed parking spaces, as detailed below:

10950 Washington Boulevard:  An 86,987 sq. ft., three-story traditional office building and adjoining three-level, 203 stall parking structure, which provides direct access to the 2nd and 3rd floor tenant spaces.  10950 Washington Boulevard is leased by four tenants ranging in size from 425 sq. ft. (D-Two Design) to 63,003 sq. ft. (NFL Enterprises, LLC), and also includes a 1,338 sq. ft. property management office.

10912 Washington Boulevard:  A 71,886 sq. ft. single-level, multi-purpose office building that is shared by NFL Enterprises, LLC (“NFL”) and SDI Media USA, Inc. (“SDI”).  The SDI premises (30,300 sq. ft. or 19.1% of total NRA) features high ceilings, and mezzanine office space (8,000 sq. ft.).  The SDI space includes office suites used for production/editing, two sound rooms and a state-of-the-art screening room.  The NFL portion of the building includes two sound stages (13.1% of total NRA - Stage 1, 10,977 sq. ft.; Stage 2, 9,899 sq. ft.) used for the production of filmed content, as well as stage support and studio space (18,484 sq. ft. or 11.6% of total NRA).  According to the sponsor, NFL reportedly invested more than $15 million on its build-out, including installation of electrical and mechanical systems to outfit the stage/sound space, sophisticated cooling systems, generators and UPS systems to service its operations. The rear of the building is outfitted with large motorized doors for convenient loading access/logistics.  NFL also built out the 2,109 sq. ft. Huddle West Café, which is catered by Wolfgang Puck.

Environmental Matters.  The Phase I environmental report dated March 5, 2012 recommended no further action at the Washington Boulevard Property.

Major Tenants.

NFL Enterprises, LLC (104,589 sq. ft., 65.8% of NRA, 69.6% of GPR)
NFL is a wholly-owned subsidiary of the National Football League (rated A+/NR/NR by Fitch/Moody’s/S&P).  NFL operates the NFL Network and NFL.com, which have been headquartered at the property since 2003.  The NFL Network is an American television specialty channel owned and operated by the NFL.  The NFL Network currently has agreements with national carriers such as DirecTV and Dish Network as well as regional providers such as Verizon FiOS, AT&T U-verse and some Comcast and Cox Communications cable systems.  NFL has vertically integrated all its operations from broadcasting, production, editing, marketing and distribution and recently expanded their newsroom office space.  NFL has demonstrated a significant commitment to the Property by (i) reportedly investing more than $15.0 million in capital improvements and (ii) continually expanding and absorbing new space (nine expansions totaling 33,977 sq. ft. or 21.4 % of NRA since 2003, including 9,019 sq. ft. or 5.7% of NRA since October 2011).

SDI Media USA, Inc.  (30,300 sq. ft., 19.1% of NRA, 16.9% of GPR)
SDI provides subtitling and language dubbing services to the entertainment industry. It serves broadcast, DVD home/video, theatrical, corporate multimedia and e-learning, interactive games, educational software, and mobile industries.  Notable projects include motion pictures such as Independence Day and Godzilla.  SDI also operates from over 30 regional offices around the world and employs over 750 full-time employees.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

All3Media Limited dba Studio Lambert (20,047 sq. ft., 12.6% of NRA, 11.9% of GPR)
All3Media Limited dba Studio Lambert (“All3Media”) is a media production group comprising more than a dozen television, film, and new media production companies.  The UK-based firm also owns an international distribution company, an advertising agency, and a talent management business.  Its television shows are viewed in more than 200 countries and include Cash Cab, Project Runway and Undercover Boss.  All3Media occupies its own floor in 10950 Washington Boulevard with direct access to the parking structure and benefits from a wrap around balcony that is accessible via executive office suites.

The Market.  The Washington Boulevard Property occupies a highly visible location along Washington Boulevard in the Culver City submarket, within the media and creative hub of Culver City, only a few blocks from Culver Studios and Sony Pictures.  The Washington Boulevard Property is proximate to Interstate 405 (less than 0.5 miles), Interstate 10 (1.6 miles), the oceanfront communities of Los Angeles’ Westside (5-8 miles), the commercial centers of Century City (4 miles) and Downtown Los Angeles (12 miles).  Additionally, the property is located less than seven miles from LAX airport, which benefits the NFL’s operations, as it regularly hosts players and personalities who visit the Washington Boulevard Property to participate in interviews, game-day telecasts, and special programming.

The Washington Boulevard Property is located in Los Angeles’ Westside market, which caters to the media and entertainment industry, as well as other creative professions such as advertising, architecture and technology.  The Washington Boulevard Property is located in the Culver City submarket in close proximity to downtown Culver City, one of Los Angeles’s historic entertainment hubs which has recently been revitalized with an influx of art galleries, retail, dining and entertainment attractions.

According to the appraiser, the Washington Boulevard Property is located within the Hayden Tract / Jefferson Corridor of Culver City, which includes a subset of 45 creative office properties totaling 2.3 million sq. ft. with average vacancy of 6.5% and average quoted rents of $31.74 PSF.  The property has averaged 96.5% occupancy over the past 5 years and 93.2% occupancy over the past seven years.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2009	YTD 7/30/2010 Annual.	2011	U/W	U/W PSF
Base Rent(2)	$3,881,629	$3,935,348	$4,378,056	$4,737,362	$29.82
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$3,881,629	$3,935,348	$4,378,056	$4,737,362	$29.82
Total Recoveries	122,566	196,007	574,701	347,465	2.19
Total Other Income(3)	565,701	606,741	651,912	711,628	4.48
Less: Vacancy(4)	0	0	0	(381,362)	(2.40)
Effective Gross Income	$4,569,896	$4,738,096	$5,604,669	$5,415,093	$34.08
Total Operating Expenses	1,480,554	1,438,246	1,935,804	1,937,345	12.19
Net Operating Income	$3,089,342	$3,299,850	$3,668,865	$3,477,748	$21.89
TI/LC	0	0	0	196,918	1.24
Capital Expenditures	0	0	0	31,775	0.20
Net Cash Flow	$3,089,342	$3,299,850	$3,668,865	$3,249,055	$20.45

(1)	The Washington Boulevard Property was acquired in December 2010. Full year 2010 financials are not available.
(2)	U/W Base Rent includes $199,948 in contractual rent steps through December 31, 2012.
(3)	Other Income is comprised of $346k in monthly parking, $228k in parking validations and coupons, and $133k for HVAC and maintenance recoveries.
(4)
Current occupancy of 100%.  U/W vacancy of 7.5% of U/W Gross Potential Rent and U/W Total Recoveries.  This vacancy factor is in-line with the appraiser’s concluded vacancy of 7.5%, the Hayden Tract/Jefferson Corridor primary competitive set’s average vacancy of 6.5%, and the Washington Boulevard Property’s 7-year historical average vacancy of 6.8%.

Property Management.  The Washington Boulevard Property is managed by Hudson OP Management, LLC, a borrower affiliate.

Lockbox / Cash Management.  The Washington Boulevard Loan is structured with a hard lockbox and springing cash management.

The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are transferred once every business day to the borrower until the commencement of a Cash Management Period (as defined below), at which time amounts in the lockbox account will be swept

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

daily to a cash management account under the control of the lender.  Amounts in the cash management account will be used to pay monthly debt service payments and any reserves due under the Washington Boulevard Loan documents with any excess amounts remaining in this account returned to the borrower in accordance with the Washington Boulevard Loan documents.

A “Cash Management Period” shall commence on the occurrence of any of the following (i) the commencement of an Event of Default (as such term is defined in the Washington Boulevard Loan documents) or (ii) the failure by the borrower, after the end of any calendar quarters, to maintain an actual DSCR of at least 1.10x, and will end if (x) the Washington Boulevard Loan, and all other obligations under the loan documents have been repaid in full, or (y) for a period of two consecutive calendar quarters subsequent to the commencement of such Cash Management Period (A) no default or Event of Default has occurred and is continuing or is then in effect during any such calendar quarter, (B) no other Cash Management Period is then in effect and no event that could trigger another Cash Management Period has occurred during any such calendar quarter and (C) the actual DSCR after the end of each of such two consecutive calendar quarters is at least equal to 1.15x.

During a Cash Management Period triggered by an Event of Default, all excess cash flow shall be held by lender in a cash collateral reserve account.

Initial Reserves.  At closing, the borrower deposited (i) $44,167 into a real estate tax reserve, (ii) $2,648 into a replacement reserve, and (iii) $16,549 into a TI/LC reserve.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) $44,167 into a monthly real estate tax reserve account, (ii) $2,648 into a capital expenditure reserve account and (iii) $16,549 into a TI/LC reserve account.  In addition to these in-place monthly reserves, the Washington Boulevard Loan is structured with two springing reserves - the NFL Reserve and Large Tenant Reserve which are detailed below:

NFL Reserve:  Cash sweep to commence upon the earlier of (i) 24 months prior to NFL lease expiration, or (ii) the date NFL gives written notice of its intent to vacate or not renew or extend some or all of its space (such portion of the premises subject to expiration, vacation or non-renewal, the “NFL Non-Renewal Premises”). The amount of the cash swept, in the aggregate, shall be capped at the lesser of (A) 110% of the actual TI and downtime (if any) and 100% of the actual leasing commissions, each with respect to any portion of the NFL Non-Renewal Premises which are then subject to new, qualified leases satisfactory to Lender, and (B) $30 PSF for all NFL Non-Renewal Premises which are not subject to such qualified leases (the “NFL Cap”).  In any given month, the amount of the cash sweep shall be equal to the lesser of (1) actual cash flow available, or (2) (the NFL Cap – the current NFL reserve balance) / NFL Non-Renewal Premises)/(Months remaining until NFL lease expiration – 6). In the event that the difference of (the Months remaining until NFL lease expiration – 6) is less than 1, then the monthly sweep shall be equal to actual cash flow available after payment of amounts senior to this reserve in the waterfall.  Funds on deposit in the NFL Reserve will be released to the borrower for reimbursement of tenant improvements and leasing commissions incurred in connection with tenant turnover or lease renewals for the NFL Non-Renewal Premises, in accordance with the terms of the Washington Boulevard Loan documents.  In addition, absent an event of default, (x) if the DSCR is equal to or greater than 1.10x on a trailing-3 month basis, and funds in the NFL reserve exceed the NFL Cap, the excess shall be released to the borrower, and (y) if the Washington Boulevard Property has achieved a 1.25x DSCR on a trailing-3 month basis, all funds in the NFL Reserve shall be released to the borrower.

Large Tenant Reserve:  At any time after all or any portion of the NFL Non-renewal Premises is re-let, a reserve and cash sweep, consistent with the terms of the NFL Reserve described above (the “Large Tenant Reserve”), shall be established in connection the premises of any tenant that leases in excess of 30% of the net rentable square footage at the Washington Boulevard Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Brian M. Good; Steven C. Good		Collateral:	Fee Simple
Borrower:	Eagle Crossroads Center 2, LLC		Location:	Las Vegas, NV
Original Balance:	$29,500,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$29,500,000		Total Sq. Ft.:	358,791
% by Initial UPB:	-.-%		Total Collateral Sq. Ft. (3):	148,791
Interest Rate:	5.9245%		Property Management:	MDL Group
Payment Date:	11th of each month		Underwritten NOI:	$3,008,777
First Payment Date:	June 11, 2012		Underwritten NCF:	$2,852,045
Maturity Date:	May 11, 2022		Appraised Value:	$41,000,000
Amortization:	360 months		Appraisal Date:	March 5, 2012
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)		Historical NOI
Lockbox / Cash Management:	Hard / Springing		2011 NOI:	$3,131,363 (December 31, 2011)
			2010 NOI:	$3,233,072 (December 31, 2010)
Reserves(1)			2009 NOI:	$3,691,500 (December 31, 2009)
	Initial	Monthly
Taxes:	$32,000	$16,000	Historical Occupancy(2)
Insurance:	$144,215	$12,018	Current Occupancy(4):	97.0% (April 1, 2012)
Replacement:	$0	$1,860	2011 Occupancy:	96.0% (December 31, 2011)
TI/LC:	$0	$10,539	2010 Occupancy:	98.6% (December 31, 2010)
Anytime Fitness:	$0	$1,250	2009 Occupancy:	85.9% (December 31, 2009)
Required Repairs:	$49,298	NAP	(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Environmental Repairs:	$4,375	NAP	(2) Based on Total Collateral Sq. Ft.
			(3) Excludes the non-owned, Walmart Supercenter (210,000 sq. ft.).
Financial Information			(4) 98.8% based on Total Sq. Ft.
Cut-off Date Balance / Sq. Ft.(2):		$198
Balloon Balance / Sq. Ft. (2):		$168
Cut-off Date LTV:		72.0%
Balloon LTV:		60.9%
Underwritten NOI DSCR:		1.43x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		10.2%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(2)
Non-Collateral Anchor
Walmart	AA/Aa2/AA	210,000	NAP	NAP	NAP	NAP

Major Tenants
Bed Bath & Beyond	NR/NR/BBB+	29,982	20.2%	$10.90	10.1%	1/31/2018
Euphoria	NR/NR/NR	12,067	8.1%	$24.00	9.0%	10/31/2014
Colleen & Tom Enterprises, Inc.	NR/NR/NR	11,181	7.5%	$5.38	1.9%	3/31/2017
L.P. Doyle, Inc.	NR/NR/NR	7,000	4.7%	$29.14	6.3%	12/31/2013
Bank of America	A/Baa1/A-	5,150	3.5%	$54.43	8.7%	8/31/2027
Total Major Tenants		65,380	43.9%	$17.76	36.0%
Remaining Tenants		76,319	51.3%	$27.09	64.0%
Total Occupied Collateral		141,699	95.2%	$22.78	100.0%
Vacant(2)		7,092	4.8%
Total Collateral Sq. Ft.		148,791	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Actual occupancy is 97.0%. One tenant currently in occupancy is underwritten as vacant.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	3	5,457	3.7%	5,457	3.7%	$28.59	4.8%	4.8%
2013	4	14,038	9.4%	19,495	13.1%	$28.33	12.3%	17.2%
2014	4	18,678	12.6%	38,173	25.7%	$25.95	15.0%	32.2%
2015	7	15,217	10.2%	53,390	35.9%	$26.32	12.4%	44.6%
2016	6	14,352	9.6%	67,742	45.5%	$26.82	11.9%	56.5%
2017	9	35,324	23.7%	103,066	69.3%	$19.34	21.2%	77.7%
2018	1	29,982	20.2%	133,048	89.4%	$10.90	10.1%	87.8%
2019	1	3,501	2.4%	136,549	91.8%	$32.50	3.5%	91.3%
2020	0	0	0.0%	136,549	91.8%	$0.00	0.0%	91.3%
2021	0	0	0.0%	136,549	91.8%	$0.00	0.0%	91.3%
2022	0	0	0.0%	136,549	91.8%	$0.00	0.0%	91.3%
Thereafter	1	5,150	3.5%	141,699	95.2%	$54.43	8.7%	100.0%
Vacant(3)	NAP	7,092	4.8%	148,791	100.0%	NAP	NAP
Total / Wtd. Avg.	36	148,791	100.0%			$22.78	100.0%

(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and are not considered in the lease rollover schedule.

(2)	Actual occupancy is 97.0%. One tenant currently in occupancy is underwritten as vacant.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

The Loan.    The Crossroads Towne Center loan (the “Crossroads Towne Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 148,791 square foot Class A, anchored retail center located at 6464 North Decatur Boulevard in Las Vegas, NV (the “Crossroads Towne Center Property”) with an original principal balance of $29.5 million.  The Crossroads Towne Center Loan has a 10-year term and amortizes on a 30-year schedule.  The Crossroads Towne Center Loan accrues interest at a fixed rate equal to 5.9245% and has a Cut-off Date Balance of approximately $29.5 million.  Loan proceeds along with $3.5 million of equity from the borrower were used to, among other things, retire the existing debt for approximately $32.2 million.  Based on the appraised value of $41.0 million as of March 5, 2012, the Cut-off Date LTV is 72.0% and the remaining implied equity is $11.5 million.  The most recent prior financing was included in the MSC 2007-HQ13 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,500,000	89.4%	Loan Payoff	$32,198,079	97.5%
Sponsor Equity	$3,507,684	10.6%	Reserves	$229,888	0.7%
			Closing Costs	$579,717	1.8%
Total Sources	$33,007,684	100.0%	Total Uses	$33,007,684	100.0%

The Borrower / Sponsor.    The borrower, Eagle Crossroads Center 2, LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsors of the Borrower are the nonrecourse carve-out guarantors are Brian M. Good and Steven C. Good (collectively the “Guarantor”).  Brian M. Good is the Founder and President of Eagle Group, LLC (“Eagle Group”).  Steven C. Good, Brian M. Good’s father, is a founding partner of Good Brown Swartz & Berns, a Division of J.H. Cohn, one of the leading consulting and accounting firms in the United States.

Eagle Group is a fully-integrated real estate company that owns, develops and manages commercial real estate. Eagle Group’s portfolio consists of over 1.0 million sq. ft. of retail, industrial and office properties located in Southern California, Nevada and Texas.  Eagle Group currently owns five properties totaling over 407,000 sq. ft.  Since inception, Eagle Group has been involved in 26 real estate transactions, totaling approximately 1.4 million sq. ft.

The Property.  Built in 2007, the Crossroads Towne Center Property is a 148,791 sq. ft., Class A, Walmart Supercenter (non-owned) anchored retail shopping center.  The Crossroads Towne Center Property is situated on a 16.34 acre site on the northeast corner of North Decatur Boulevard and the Interstate 215 / Las Vegas Beltway in Las Vegas, NV, approximately 10 miles northwest of the Las Vegas strip.  This intersection has an average daily traffic count in excess of 40,000 cars and immediate access to the Interstate 215 Las Vegas Beltway, a 53-mile stretch of roadway that circles most of the Las Vegas valley.  The Crossroads Towne Center Property’s intersection serves as a major retail destination and also contains Costco and Target anchored retail centers.  The nearest two Walmarts to the subject property are more than three miles away and are not Supercenters.

The Crossroads Towne Center Property is currently 97.0% occupied as of the April 1, 2012 rent roll and has averaged approximately 95.1% occupancy since 2008.  The Crossroads Towne Center Property has exhibited strong demand with seven new leases totaling 24,290 sq. ft. signed since 2011 and four renewals totaling 10,338 sq. ft. in 2012.  The center is occupied by a diverse mix of 37 tenants across various business sectors, including food service, apparel, electronics, financial, and home goods.  The largest tenant is Bed Bath & Beyond, occupying 29,982 sq. ft. and accounting for 20.2% of NRA and 10.1% of U/W base rent.  Other than Bed Bath & Beyond, no tenant represents greater than 8.1% of NRA or 9.0% of U/W base rent.  Sixteen suites, accounting for 55.4% of the NRA, are leased to national tenants, including Bank of America, AT&T, Hallmark Specialty, Payless Shoes, Radio Shack, Starbucks and GNC Vitamins, with over 27.7% of the NRA leased to investment grade tenants.  Most tenants do not report sales; however, five comparable in-line tenants report sales of $238 PSF and an occupancy cost of 11.3% for the most recent trailing 12 month period.

Environmental Matters.  The Phase I environmental report dated April 27, 2012 identified no recognized environmental conditions; however, it noted a dry cleaner at the Crossroads Towne Center Property that utilizes perchloroethylene (PERC) as a cleaning solution.  At closing, $4,375 was reserved to complete recommended preventative maintenance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

The Market.  The Crossroads Towne Center Property is located in the Las Vegas Northwest Submarket, approximately 10 miles northwest of the Las Vegas strip.  Per the appraiser, the Northwest Submarket has comparatively stronger demographic characteristics than the greater Las Vegas area.  Within a three mile radius of the Crossroads Towne Center Property, the total 2011 population and estimated average 2011 household income were 119,576 and $66,820, respectively.  The population growth within the three mile radius has been approximately 8% per year over the last ten years.

The Northwest Submarket has a total neighborhood and community shopping center inventory in excess of 9.5 million sq. ft., with a current vacancy rate of 11.7%, compared to a 7.4% vacancy rate for community centers built between 2000 and 2009.  According to the appraiser retail centers that are anchored by Walmart, Costco, Target or strong grocery performers have maintained higher occupancy levels than poorly anchored centers and achieve a significant rental rate premium.  The appraiser concluded a 6% vacancy rate for the property.  The Crossroads Towne Center Property has consistently achieved higher occupancy rates than other centers in its submarket.  Average occupancy in the Northwest Submarket between 2008 and 2011 was 89.5%, approximately 5.6% below the average occupancy at the center of 95.1% during the same period.

The following chart is the appraiser’s summary of comparable retail properties:

Competitive Set(1)
Name	Aliante Marketplace	Cannery Corner	Centennial Center	Centennial Crossroads Plaza	Centennial Gateway	Shadow Mountain
Distance from Subject	2.4 miles NE	7.9 miles SE	4.1 miles W	3.6 miles W	4.4 miles W	0.0 miles W
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built / Renovated	2007	2007	2002	2002	2005	2007
Total Occupancy	85.0%	81.0%	91.0%	96.0%	Lease Up	92.0%
Size (Sq. Ft.)	168,000	44,472	871,730	259,414	185,094	201,764
Anchor Tenants	Smith’s Grocery	Sam’s Club, Lowe’s	Walmart, Sam’s Club, Home Depot	Target, Von’s	Walmart, Target	Costco, SteinMart, Best Buy, Walgreen’s
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$3,945,746	$3,413,080	$3,257,249	$3,228,054	$21.70
Value of Vacant Space	0	0	0	186,342	1.25
Gross Potential Rent	$3,945,746	$3,413,080	$3,257,249	$3,414,396	$22.95
Total Recoveries	674,937	694,912	622,165	493,809	3.32
Total Other Income	73,500	58,800	60,157	50,000	0.34
Less: Vacancy(2)	0	0	0	(216,492)	(1.46)
Effective Gross Income	$4,694,183	$4,166,792	$3,939,572	$3,741,713	$25.15
Total Operating Expenses	1,002,682	933,720	808,208	732,936	4.93
Net Operating Income	$3,691,500	$3,233,072	$3,131,363	$3,008,777	$20.22
TI/LC	0	0	0	134,413	0.90
Capital Expenditures	0	0	0	22,319	0.15
Net Cash Flow	$3,691,500	$3,233,072	$3,131,363	$2,852,045	$19.17

(1)	U/W Base Rent includes $118,721 in contractual rent steps through March 2013 and certain mark-to-market adjustments totaling $290,659 based on the appraiser’s concluded rents and tenant sales.
(2)
U/W Vacancy of 6.0% (excluding Bank of America, which is on a lease through August 31, 2027) based on the appraiser’s concluded vacancy rate.  The Crossroads Towne Center Property is 97.0% occupied as of the April 1, 2012 rent roll.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

Property Management.  The Crossroads Towne Center Property is managed by MDL Group.

Lockbox / Cash Management.  The Crossroads Towne Center Loan is structured with a hard lockbox and springing cash management.  The Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to the Borrower’s operating account unless a Cash Management Period (as defined below) is in effect.

A “Cash Management Period” shall commence on the occurrence of any of the following (i) the commencement of a “Cash Trap Period”, or (ii) the failure by Borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.10x, and will end if for a period of four consecutive calendar quarters subsequent to the commencement of such Cash Management Period (A) no “Cash Trap Period,” default or event of default has occurred and is continuing or is then in effect during any such calendar quarter, (B) no other Cash Management Period is then in effect and no event that could trigger another Cash Management Period has occurred during any such calendar quarter and (C) the debt service coverage ratio after the end of each of such four consecutive calendar quarters is at least equal to 1.20x.  During a Cash Management Period all funds in the cash management account will be applied on each payment date to monthly debt service payments and any reserves due in accordance with the Crossroads Towne Center Loan documents with any excess amounts remaining in this account returned to Borrower on each payment date in accordance with the Crossroads Towne Center Loan documents.

A “Cash Trap Period” shall commence upon (i) an event of default, (ii) any bankruptcy action of the Borrower, principal, Guarantor or property manager or (iii) the occurrence of a BBB Trigger Event that has not yet been cured.  During a Cash Trap Period all excess cash will be swept into a lender controlled cash management account.

BBB Trigger Event.   All excess cash will be swept into a lender controlled account upon (i) the failure of the Borrower to execute an extension of the Bed Bath & Beyond lease prior to July 31, 2017 (or any other date which is six months prior to the then current expiration of the Bed Bath & Beyond lease), (ii) the date Bed, Bath & Beyond notifies Borrower of its intent to terminate its lease, (iii) the date Bed Bath & Beyond goes dark, or (iv) the actual date Bed, Bath & Beyond terminates or otherwise surrenders its lease.

Initial Reserves.  At closing, the Borrower deposited (i) $32,000 into a tax reserve account, (ii) $144,215 into an insurance reserve account and (iii) $53,673 into a repair reserve account ($49,298 for required repairs and $4,375 for environmental repairs).

Ongoing Reserves.  On a monthly basis, the Borrower is required to deposit reserves of (i) $16,000 into a monthly tax reserve account, (ii) $12,018 into a monthly insurance reserve account, (iii) $1,860 into a capital expenditure account, (iv) $10,539 into a TI/LC reserve account, subject to a cap of $450,000, and (v) $1,250 into an Anytime Fitness reserve account, subject to a cap of $30,000, in connection with the right of Anytime Fitness’ management to require Borrower to renovate of its space pursuant to the terms of the Anytime Fitness lease.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Self Storage
Sponsor:	SAC Holding Corporation; Blackwater		Collateral:	Fee Simple
	Investments, Inc.		Location:	Various
Borrower:	Twenty-Three SAC Self-Storage		Year Built / Renovated:	1912-1996 / Various
	Corporation		Total Units:	5,064
Original Balance:	$26,590,000		Total Sq. Ft.:	467,771
Cut-off Date Balance:	$26,563,777		Property Management:	Subsidiaries of U-Haul
% by Initial UPB:	-.-%			International, Inc.
Interest Rate(1):	6.0490%		Underwritten NOI:	$3,212,091
Payment Date:	6th of each month		Underwritten NCF:	$3,079,846
First Payment Date:	May 6, 2012		“As-is” Appraised Value:	$38,160,000
Anticipated Repayment Date(1):	April 6, 2022		“As-is” Appraisal Date:	October-November 2011 and
Maturity Date:	April 6, 2032			February 2012
Amortization:	360 months		“As Stabilized” Appraised Value(3):	$38,260,000
Additional Debt:	None		“As Stabilized” Appraisal Date(3):	October 2013
Call Protection:	L(25), D(92), O(3)
			Historical NOI
Reserves(2)			TTM NOI:	$3,492,675 (T-12 January 31, 2012)
	Initial	Monthly	2010 NOI:	$3,205,532 (December 31, 2010)
Taxes:	$278,197	Springing	2009 NOI:	$3,140,888 (December 31, 2009)
Insurance:	$0	Springing	2008 NOI:	$3,071,653 (December 31, 2008)
Replacement:	$251,000	Springing
Required Repairs:	$509,100	NAP	Historical Occupancy
Naco-Perrin Reserve:	$33,914	$0	Current Occupancy:	83.3% (March 23, 2012)
			2010 Occupancy:	82.5% (December 31, 2010)
Financial Information			2009 Occupancy:	80.8% (December 31, 2009)
Cut-off Date Balance / Unit:	$5,246		2008 Occupancy:	82.5% (December 31, 2008)
Balloon Balance / Unit:	$4,459
(1)   If the loan is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to the greater of (i) 6.0490% plus 3.00% and (ii) the then 10-year swap yield plus 6.90%, but in no event shall the revised interest rate exceed 11.0490%.
(2)   See “Initial Reserves” herein and “Ongoing Reserves” herein.
(3)   The “As Stabilized” LTV is 69.4% based on the U-Haul Court Gentilly property achieving a stabilized occupancy of 75.0%.

Cut-off Date LTV:	69.6%
Balloon LTV:	59.2%
Underwritten NOI DSCR:	1.67x
Underwritten NCF DSCR:	1.60x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Property Name	Location	Units	Total Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
U-Haul Center Addison	Carrollton, Texas	1,117	80,625	1979 / 1994, 1996	$5,706,816	$8,190,000	89.4%
U-Haul Bricktown	Oklahoma City, Oklahoma	533	85,942	1912 / 2000-2001	3,135,613	4,500,000	85.9%
U-Haul Center Coram	Coram, New York	445	33,584	1960, 1994 / NAP	2,996,253	4,300,000	88.5%
U-Haul Court Pulaski Highway	Baltimore, Maryland	710	51,370	1919 / NAP	2,717,531	3,900,000	78.3%
U-Haul Court Gentilly	New Orleans, Louisiana	458	38,992	1968, 1983 / NAP	2,647,851	3,800,000	54.1%
U-Haul Kanis Road	Little Rock, Arkansas	313	27,500	1982 / NAP	2,229,769	3,200,000	94.9%
U-Haul of Florin Road	Sacramento, California	270	32,450	1988 / NAP	1,686,263	2,420,000	84.4%
U-Haul Rapid City	Rapid City, South Dakota	311	23,169	1979 / NAP	1,588,711	2,280,000	89.1%
U-Haul Naco-Perrin	San Antonio, Texas	387	39,680	1978 / NAP	1,498,126	2,150,000	86.0%
U-Haul Center Hazelwood	Hazelwood, Missouri	338	33,550	1996 / NAP	1,337,862	1,920,000	89.1%
U-Haul Center 19th & Bell	Phoenix, Arizona	182	20,910	1989-1990 / NAP	1,045,204	1,500,000	70.3%
Total / Wtd. Average:		5,064	467,771		$26,590,000	$38,160,000	83.3%
(1)	The appraised value of $3,800,000 for U-Haul Court Gentilly represents the “As-is” value. The “As Stabilized” value of $3,900,000 is based on the property achieving a stabilized occupancy of 75.0%.
(2)	Occupancy based on rent rolls as of March 23, 2012.

The Loan. The U-Haul Portfolio SAC 23 Loan (the “U-Haul Portfolio SAC 23 Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 5,064 unit self storage portfolio located in Texas, Oklahoma, New York, Maryland, Louisiana, Arkansas, California, South Dakota, Missouri, and Arizona (the “U-Haul Portfolio SAC 23 Properties”) with an original principal balance of $26,590,000. The U-Haul Portfolio SAC 23 Loan has an initial 10-year term and amortizes on a 30-year schedule. The U-Haul Portfolio SAC 23 Loan accrues interest at a fixed rate equal to 6.0490% for the initial 10 years of the term and has a Cut-off Date Balance of approximately $26.6 million. The U-Haul Portfolio SAC 23 Loan has an ARD feature and an extension option of up to 10 years, where interest will accrue at a rate equal to the greater of (i) the initial interest rate of 6.0490% plus 3.00% and (ii) the 10-year swap yield plus 6.90%, but in no event shall the revised interest rate exceed 11.0490%. Loan proceeds were used to retire existing debt of approximately $10.2 million, giving the borrower a cash out of approximately $14.9 million. The cash out to the borrower was used to pay down outstanding AMERCO debt. Based on the “As-is” appraised value of $38.16 million as of October 2011, November 2011, and February 2012, the Cut-off Date LTV is 69.6% and the remaining implied equity is $11.57 million. Based on the “As Stabilized” appraised value of $38.26 million as of October 2013, the “As Stabilized” LTV is 69.4%. The most recent prior financing of the U-Haul Portfolio SAC 23 Properties included ten of the eleven properties in the LBUBS 2002-C1 transaction and the remaining property, U-Haul Rapid City, in the JPMCC 2002-C2 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$26,590,000	100.0%	Loan Payoff(1)	$10,246,329	38.5%
			Reserves	$1,072,211	4.0%
			Closing Costs	$341,329	1.3%
			Return of Equity (2)	$14,930,131	56.1%
Total Sources	$26,590,000	100.0%	Total Uses	$26,590,000	100.0%
(1)	The previous debt encumbering the U-Haul Portfolio SAC 23 Properties consisted of two loans that were paid off in January 2012 and April 2012.
(2)
As of March 31, 2011, SAC Holding Corporation and its subsidiaries had notes payable outstanding of $196.2 million to AMERCO.  This debt was incurred during the acquisition of its current self-storage portfolio.  Proceeds in excess of the existing debt, reserves and closing costs will be used to help pay down its outstanding debt to AMERCO.

The Borrower / Sponsor.    The borrower, Twenty-Three SAC Self-Storage Corporation, is a Nevada corporation structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are SAC Holding Corporation and Blackwater Investments, Inc.

SAC Holding Corporation (“SAC”) owns self-storage properties that are managed by various subsidiaries of U-Haul International, Inc. under property management agreements, and act as independent U-Haul rental equipment dealers.  SAC was formed in 1993 as a vehicle to further U-Haul International’s presence in the self storage industry. Substantially all of the equity interest of SAC is controlled by Blackwater Investments, Inc. (“Blackwater”), which is wholly-owned by Mark V. Shoen, a significant shareholder and executive officer of AMERCO, the parent company of U-Haul International, Inc.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Based out of Phoenix, Arizona, U-Haul International, Inc. was founded in 1945 by L.S. Shoen and his wife. In 1969 Shoen incorporated American Family Corporation (AMERCO) as a holding company with U-Haul International, Inc. the main operating company. As of March 31, 2011, U-Haul International consisted of approximately 101,000 trucks, 82,000 trailers and 33,000 towing devices. In addition U-Haul International Inc. owns and manages 1,115 facilities throughout North America covering 36.7 million square feet of storage space.

A shareholder derivative lawsuit in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV 02-05602 is currently pending (the “Pending Action”).  The following mitigating actions have been taken to address the Pending Action: (i) representation in the loan documents from the U-Haul Portfolio SAC 23 Loan borrower and guarantors that the Pending Action will not have a material adverse effect, (ii) a non-recourse carveout from the U-Haul Portfolio SAC 23 Loan borrower and guarantors for any losses resulting from any adverse judgment, verdict, ruling or unmarketability of title resulting from the Pending Action and (iii) affirmative title coverage addressing the Pending Action and insuring the enforceability and priority of the lien of the mortgages. See “Risk Factors – Risk Related to the Mortgage Loans – Risk Related to Litigation and Condemnation” in the Free Writing Prospectus.

The Property. The U-Haul SAC Portfolio 23 Loan is secured by a fee interest in 11 self storage properties, together consisting of approximately 467,771 square feet. The U-Haul SAC Portfolio 23 Properties are located across 10 states and range from 20,910 square feet to 85,942 square feet and 182 units to 1,117 units. As of March 23, 2012, the U-Haul SAC Portfolio 23 Properties were 83.3% occupied. The properties are more specifically described as follows.

U-Haul Center Addison.  Located 12 miles northwest of the Dallas CBD in Carrollton, Texas, the U-Haul Center Addison has 1,117 total units, approximately 22.1% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Addison is 89.4% as of March 23, 2012, and has averaged 89.2% since 2008.  The self-storage facility was built in 1979 and renovated in 1994 and 1996. Approximately 724 of the units are climate controlled and there are no outside storage units.

U-Haul Center Bricktown.  Located in the Bricktown neighborhood of the Oklahoma City CBD in Oklahoma City, Oklahoma, the U-Haul Center Bricktown has 533 total units, approximately 10.5% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Bricktown is 85.9% as of March 23, 2012, and has averaged 89.8% since 2008. The self storage facility was built in 1912 and renovated in 2000 and 2001. Approximately 127 of the units are climate controlled and there is no outside storage.

U-Haul Center Coram.  Situated on Long Island in the city of Coram, New York, the U-Haul Center Coram has 445 total units, approximately 8.8% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Coram is 88.5% as of March 23, 2012, and has averaged 87.8% since 2008. The self storage facility was built in two phases in 1960 and 1994. Approximately 182 of the units are climate controlled and there is no outside storage.

U-Haul Court Pulaski Highway.  Located 2.5 miles east of the Baltimore CBD, in Baltimore, Maryland, the U-Haul Court Pulaski Highway has 710 total units, approximately 14.0% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Court Pulaski Highway is 78.3% as of March 23, 2012, and has averaged 80.1% since 2008. The self storage facility was built in 1919. Approximately 25 of the units are climate controlled and there is no outside storage.

U-Haul Court Gentilly.  Located 5 miles northeast of the New Orleans CBD in New Orleans, Louisiana, the U-Haul Court Gentilly has 458 total units, approximately 9.0% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Court Gentilly is 54.1% as of March 23, 2012, and has averaged 52.5% since 2008. The self storage facility was built in phases in 1968 and 1983. Approximately 99 of the units are climate controlled and there is no outside storage.

U-Haul Kanis Road.  Located near the intersection of Interstate 430 and Colonel Glenn Road in Little Rock, Arkansas, the U-Haul Kanis Road has 313 total units, approximately 6.2% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Kanis Road is 94.9% as of March 23, 2012, and has averaged 91.7% since 2008. The self storage facility was built in 1982. Approximately 46 of the units are climate controlled and there is no outside storage.

U-Haul of Florin Road.  Located 8 miles south of the Sacramento CBD in Sacramento, California, the U-Haul of Florin Road has 270 total units, approximately 5.3% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul of Florin Road is 84.4% as of March 23, 2012, and has averaged 77.7% since 2008. The self storage facility was built in 1988. None of the units are climate controlled and there is no outside storage.

U-Haul Rapid City.  Located in Rapid City, South Dakota, the U-Haul Rapid City has 311 total units, approximately 6.1% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Rapid City is 89.1% as of March 23, 2012, and has averaged 90.4% since

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

2008. The self storage facility was built in 1979. Approximately 50 of the units are climate controlled and there are 10 outside storage units.

U-Haul Naco-Perrin.  Located 10 miles northeast of the San Antonio CBD in San Antonio, Texas, the U-Haul Naco-Perrin has 387 total units, approximately 7.6% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Naco-Perrin is 86.0% as of March 23, 2012, and has averaged 75.5% since 2008. The self storage facility was built in 1978. None of the units are climate controlled and there are no outside storage units.

U-Haul Center Hazelwood.  Located 17 miles northwest of the St. Louis CBD in Hazelwood, Missouri, the U-Haul Center Hazelwood has 338 total units, approximately 6.7% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Hazelwood is 89.1% as of March 23, 2012, and has averaged 87.5% since 2008. The self storage facility was built in 1996. Approximately 93 of the units are climate controlled and there are 14 outside storage units.

U-Haul Center 19th & Bell.  Located 17 miles north of the Phoenix CBD in Phoenix, Arizona, the U-Haul Center 19th & Bell has 182 total units, approximately 3.6% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center 19th & Bell is 70.3% as of March 23, 2012, and has averaged 72.6% since 2008. The self storage facility was built in 1989 and 1990. None of the units are climate controlled and there are no outdoor storage units.

Environmental Matters. The Phase I environmental report dated February 3, 2012 for ten of the eleven properties and March 16, 2012 for U-Haul Rapid City recommended no further action, with the exception of U-Haul Pulaski Highway, U-Haul Court Gentilly and U-Haul Naco-Perrin. U-Haul Pulaski Highway recommended the removal of inactive above ground storage tanks for an estimated cost of $2,000, for which $2,500 was reserved at closing. U-Haul Court Gentilly recommended a ground penetrating radar survey to see if an underground storage tank existed at the property at an estimated cost of $50,000, for which $62,500 was reserved at closing. U-Haul Naco-Perrin recommended a moisture intrusion study at a cost of $20,000, for which $25,000 was reserved at closing.

The Market.  The US self-storage market encompasses over 49,000 self-storage facilities totaling approximately 2.3 billion square feet in 2010 according to the Self-Storage Almanac 2011 (MiniCo, Inc.).  The customer base for self-storage is broken down into four categories being residential, commercial, student, and military, of which residential represents approximately 71% of the tenant mix. The below chart depicts market information compared to the U-Haul Portfolio SAC 23 Properties.

							Market Comparables(1)
Property Name	Location	Units	Avg Unit Size (Sq. Ft.)	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy	Rent Per Unit	Rent PSF	Occupancy
U-Haul Center Addison	Carrollton, TX	1,117	72	$77	$1.07	89.4%	$75.25	$1.04	84.9%
U-Haul Bricktown	Oklahoma City, OK	533	161	$98	$0.61	85.9%	$98.12	$0.61	89.6%
U-Haul Center Coram	Coram, NY	445	75	$126	$1.67	88.5%	$123.55	$1.72	80.0% - 90.0%
U-Haul Court Pulaski Highway	Baltimore, MD	710	72	$81	$1.11	78.3%	$80.81	$1.12	69.2%
U-Haul Court Gentilly	New Orleans, LA	458	85	$104	$1.22	54.1%	$91.71	$1.19	78.0%
U-Haul Kanis Road	Little Rock, AR	313	88	$98	$1.12	94.9%	$96.34	$1.10	91.0%
U-Haul of Florin Road	Sacramento, CA	270	120	$119	$0.99	84.4%	$113.50	$0.96	80.0% - 95.0%
U-Haul Rapid City	Rapid City, SD	311	74	$72	$0.97	89.1%	$74.00	$0.97	90.0%
U-Haul Naco-Perrin	San Antonio, TX	387	103	$75	$0.73	86.0%	$75.70	$0.74	92.0%
U-Haul Center Hazelwood	Hazelwood, MO	338	99	$98	$0.99	89.1%	$83.12	$1.12	NAV
U-Haul Center 19th & Bell	Phoenix, AZ	182	115	$122	$1.06	70.3%	$116.91	$1.02	67.9%
Total / Wtd. Average:		5,064	92	$93	$1.00	83.3%
(1)	Market rent comparable data provided by the appraisals.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	2008	2009	2010	T-12 1/31/2012	U/W	U/W per Unit
Base Rent(1)	$4,187,395	$4,180,502	$4,217,070	$4,538,462	$4,755,590	$939
Value of Vacant Space(1)	0	0	0	0	853,839	169
Gross Potential Rent	$4,187,395	$4,180,502	$4,217,070	$4,538,462	$5,609,429	$1,108
Total Recoveries	0	0	0	0	0	0
Total Other Income	819,276	817,814	854,128	865,590	848,869	168
Less: Vacancy(2)	0	0	0	0	(1,085,747)	(214)
Effective Gross Income	$5,006,671	$4,998,317	$5,071,198	$5,404,052	$5,372,551	$1,061
Total Operating Expenses	1,935,018	1,857,429	1,865,666	1,911,377	2,160,460	427
Net Operating Income	$3,071,653	$3,140,888	$3,205,532	$3,492,675	$3,212,091	$634
Capital Expenditures	0	0	0	0	132,246	26
Net Cash Flow	$3,071,653	$3,140,888	$3,205,532	$3,492,675	$3,079,846	$608

(1)	U/W Base Rent and Value of Vacant Space are based from the March 2012 rent rolls.
(2)	Vacancy is underwritten based on the greater of actual vacancy or 10% and represents 19.4% of Gross Potential Rent.

Property Management.    The U-Haul Portfolio SAC 23 Property is managed by Subsidiaries of U-Haul International Inc., a borrower affiliate.

Lockbox / Cash Management.    The U-Haul Portfolio SAC 23 Loan is structured with a soft lockbox and in place cash management. All rents and other income shall be collected by the borrower or manager, and deposited into a Blocked Account which shall be transferred to or at the direction of borrower, and borrower shall make monthly payments as required by the U-Haul Portfolio SAC 23 Loan documents.  To the extent the (i) DSCR falls below 1.20x based on a trailing three month period and until the DSCR is 1.25x or greater for six consecutive months based upon the two trailing three month periods, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes party to a bankruptcy, insolvency or similar action, or (iv) the U-Haul Portfolio SAC 23 Loan is not repaid in full on March 6, 2022, all funds shall be deposited into a lockbox account controlled by the lender.

Initial Reserves.    At closing, the borrower deposited (i) $278,197 into a tax reserve account, (ii) $251,000 into a replacement reserve account, (iii) $509,100 into a required repairs account and (iv) $33,914 into the Naco-Perrin reserve to cure the encroachment of certain U-Haul Naco-Perrin improvements onto adjoining land.

Ongoing Reserves.    Monthly deposits of 1/12 of the estimated annual tax and insurance premiums shall be deposited into the tax and insurance reserve accounts upon (i) an event of default; (ii) either (a) a blanket insurance policy is not in place, or (b) an amount sufficient to pay 6 months of taxes and insurance premiums is not on deposit in the tax and insurance reserve account; or (iii) if lender does not receive satisfactory evidence that all tax and insurance bills have been paid by borrower when due. In addition, if the replacement reserve falls below the $251,000 cap, the borrower is required to make monthly deposits of $10,447 into the reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    None permitted.

Substitution.   None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.